Exhibit 10.26

Certain information has been omitted from the exhibit because it is both (i) not material and (ii) of the type that the registrant customarily and actually treats as private or confidential. The omissions have been indicated by (“[***]”).

From:

Orkid S.à r.l. (“Orkid”)

(Luxembourg registration no. B 167 777)

Legis House

11 New Street, St Peter Port

Guernsey

GY1 3EG

To:
KellTech Limited (“KellTech or the Company”)	Lifezone Limited (“Lifezone”)
(formerly Lifezone SA Ventures Limited)	(attn: [***] and Keith Liddell)
(Mauritius company no. 084564 C1/GBL)	[***]
4th Floor, Ebene Skies rue de I’Institute	[***]
Ebene, Republic of Mauritius

Sedibelo Platinum Mines Limited (“SPM”)	Keith [***] Liddell (“Liddell”)
(Guernsey registration no. 54400)	[***]
Legis House
11 New Street, St Peter Port Guernsey
GY1 3EG

27 April 2022

Dear Sirs

Amendments to the KellTech Mauritius Shareholders Agreement

We refer to the KellTech Mauritius Shareholders Agreement dated 16 April 2014 between Lifezone, SPM, Orkid, KellTech and Liddell, as amended, including by the first amendment to the KellTech Shareholders Agreement by way of a letter dated 29 May 2014 and the second amendment to the Kelltech Shareholders Agreement by way of a letter dated 22 May 2020 and executed by all of the parties thereto on 12 June 2020 (the “KellTech Mauritius Shareholders Agreement”).

Further to discussions between the parties and with effect from the date of signature hereof, the parties hereto agree that the KellTech Mauritius Shareholders Agreement shall be amended and restated as shown in the form set out in Annexure A, labelled the attached Amended and Restated Kelltech Mauritius Shareholders Agreement (the A&R KTM SHA), so that the parties’ rights and obligations under it shall be read and construed for all purposes in accordance with the amended and restated terms and conditions as set out in the A&R KTM SHA. Save as amended and restated in accordance with this letter, the KellTech Mauritius Shareholders Agreement shall continue in full force and effect.

Terms defined in the A&R KTM SHA have the same meaning when used herein.

Additional Amendments to the A&R KTM SHA

The parties have agreed as follows:

1.	Notwithstanding the provisions of clause 17.1.1 of the A&R KTM SHA, if at any time between the date of this letter and before the next following Rights Issue of KellTech(the Next Rights Issue):

a.	the Liddells ceases to hold in excess of [***]% of the issued ordinary shares in Lifezone; or

b.	the Liddells transfer any share in Lifezone to a person other than an Approved Person without the prior written consent of Orkid; or

c.	Lifezone issues any share in Lifezone to a person other than an Approved Person without the prior written consent of Orkid;

(each event in sub-paragraph a. to c. above being a Relevant Event), then, provided that Lifezone complies with its obligations in paragraph 2 below, the deemed offer provisions of clause 17 of the A&R KTM SHA which would otherwise have been triggered by clause 17.1.1 will not apply and no party will be entitled to seek to enforce such provisions.

2.	If a Relevant Event occurs between the date of this letter and before the Next Rights Issue, then:

a.	no later than five days following the occurrence of the Relevant Event Lifezone shall notify Orkid and KellTech in writing that a Relevant Event has occurred;

b.	at the time of the Next Rights Issue, the provisions of clause 5.6.3 of the A&R KTM SHA will not apply and Lifezone will not be permitted to request or draw down the Lifezone Loan described in clause 5.6.3; and

c.	Lifezone shall be obliged to subscribe for the lesser of:

i.	its full initial entitlement under such Next Rights Issue (without counting any additional entitlement that might accrue as a result of any other shareholder of KellTech not taking up its rights under such Next Rights Issue); or

ii.	ZAR333,333,333.33 or the equivalent in any other currency if the subscription price under the Next Rights Issue is denominated in another currency;

and Lifezone shall be obliged to settle the subscription monies in respect of the Next Rights Issue from its own resources (whether obtained by way of the issue of shares in Lifezone, by borrowing from any third party or otherwise) in cash and, for the avoidance of doubt, in the context of the Next Rights Issue, without any recourse to or borrowings under the Lifezone Loan (the Rights Issue Obligation).

3.	In addition to the foregoing, no more than three days after the Board requests for funding from each of Lifezone and Orkid for purposes of the Next Rights Issue, Lifezone shall advise each of Orkid and KellTech in writing as to whether or not a Relevant Event has occurred since the date of this letter. If at such time Lifezone advises Orkid and KellTech that no Relevant Event has occurred, then Orkid shall be entitled to request Lifezone to provide reasonable evidence that (a) the Liddells hold more than [***]% of the issued ordinary shares of Lifezone, (b) the Liddells have not transferred any share in Lifezone to a person other than an Approved Person without the prior written consent of Orkid, and (c) Lifezone has not issued any share in Lifezone to a person other than an approved Person without the prior written consent of Orkid, provided further that if Orkid makes such a request then Lifezone shall be entitled, in place of providing such evidence to Orkid, to provide such evidence and information on a strictly confidential basis to an independent professional firm appointed by Orkid at Orkid’s sole expense on the basis that (a) such firm will not be entitled to release to or share with Orkid the evidence or information provided to it by Lifezone which evidence and information shall be regarded as Lifezone’s confidential information and (b) such firm will only be entitled to advise Orkid whether or not a Relevant Event has occurred.

4.	With effect from the date on which Lifezone discharges the Rights Issue Obligation, the parties agree that the A&R KTM SHA will be automatically amended as follows:

a.	by the deletion of clause 17.1.1 and the insertion of the word “[deleted]” as a placeholder for clause 17.1.1;

b.	by the deletion of clause 17.11 in its entirety;

c.	by the deletion of clause 5.6.3 and the insertion of the word “[deleted]” as a placeholder for clause 5.6.3;

d.	by the deletion of clause 5.6.6 and the insertion of the word “[deleted]” as a placeholder for clause 5.6.6.

5.	In the event that a Relevant Event occurs before the Next Rights Issue and Lifezone fails to discharge the Right Issue Obligation as contemplated in paragraph 2 above, then immediately upon Lifezone failing to discharge the Rights Issue Obligation at the closing of the Next Rights Issue, this letter will be automatically amended by the deletion of the paragraphs numbered 1 to 4 above (inclusive) and from such date all of the A&R KTM SHA provisions will apply in full, save that in respect of clause 17.3 of the A&R KTM SHA, the 60 (sixty) day period referred to therein shall commence on the date upon which Lifezone fails to discharge its Rights Issue Obligation.

6.	For the avoidance of doubt, if none of the Relevant Events occur between the date of this letter and the Next Rights Issue, then following the completion of the Next Rights Issue this letter will be automatically amended by the deletion of the paragraphs numbered 1 to 4 above (inclusive) and from such date all of the A&R KTM SHA provisions will apply in full.

General

This letter is governed by the laws of Mauritius, and all disputes of whatever nature arising out of or in connection with this letter shall be resolved in accordance with the laws of Mauritius.

The provisions of clauses 28 (Confidentiality) and 32 (Settlement of Disputes) to 39 (Execution in Counterparts) of the attached A&R KTM SHA will apply to this letter as if set out in full herein.

In the event of an inconsistency between the provisions of this letter and the provisions of the A&R KTM SHA, the provisions of this letter shall prevail.

[Amended and Restated Kelltech Mauritius Shareholders Agreement and then signature pages follow]

Annexure A

Amended and Restated Kelltech Mauritius Shareholders Agreement

By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ Erich Clarke
For and on behalf of:	Orkid S.à r.l.
Name:	Erich Clarke
who warrants that he / she is duly authorised thereto
Date:	27 April 2022
Place:	Guernsey

By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ Erich Clarke
For and on behalf of:	KellTech Limited
Name:	Erich Clarke
who warrants that he / she is duly authorised thereto
Date:	27 April 2022
Place:	Guernsey

By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ Keith Liddell
For and on behalf of:	Lifezone Limited
Name:	Keith Liddell
who warrants that he / she is duly authorised thereto
Date:	27 April 2022
Place:	[***]

By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ Erich Clarke
For and on behalf of:	Sedibelo Platinum Mines Limited
Name:	Erich Clarke
who warrants that he / she is duly authorised thereto
Date:	27 April 2022
Place:	Guernsey

By my signature hereto, I hereby confirm my agreement with the contents of this letter:

Signature:	/s/ Keith Liddell
Keith [***] Liddell
Date:	27 April 2022
Place:	[***]

Amended and Restated

KELLTECH SHAREHOLDERS AGREEMENT	EXECUTION VERSION

Dated 16 April 2014

As amended by letter agreement dated 29 May 2014

As further amended by letter agreement dated 22 May 2020 but executed 12 June 2020

As further amended by letter agreement dated 27 April 2022

entered into between

LIFEZONE LIMITED

(Isle of Man Company No. 019369V)

(formerly Mauritius Company No. 081243 C2/GBL)

and

ORKID S.à r.l.

(Luxembourg Registration No. B 167 777)

and

SEDIBELO PLATINUM MINES LIMITED

(Guernsey Registration No. 54400)

and

KELLTECH LIMITED (formerly LIFEZONE SA VENTURES LIMITED)

(Mauritius Company No. 084564 C1/GBL)

and

KEITH [***] LIDDELL

([***])

PREAMBLE

A.	All capitalised terms in this preamble shall have the meaning attributed thereto in clause 1 of this Agreement.

B.	The Parties have entered into this Agreement for the purposes of, inter alia, (i) enabling the Shareholders to regulate their relationships as shareholders in the Company, and (ii) setting out certain arrangements and understandings with respect to the Company.

WHEREBY IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION AND PRELIMINARY

The headings of the clauses in this Agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof. Unless a contrary intention clearly appears:

1.1.	words importing:

1.1.1.	any one gender include the other two genders;

1.1.2.	the singular include the plural and vice versa; and

1.1.3.	natural persons include created entities (corporate or unincorporate) and the state and vice versa;

1.2.	the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -

1.2.1A	“Addendum Date” means the date in April 2022 on which the Company, Orkid, Lifezone, SPM and Liddell enter into the addendum agreement titled “Amendments to the KellTech Mauritius Agreement”;

1.2.1.	“Affiliate” means in relation to any Shareholder:

1.2.1.1.	each Entity in which that Shareholder has a direct or indirect interest of at least [***]%;

1.2.1.2.	each Entity which has a direct or indirect interest of at least [***]% in that Shareholder; and

1.2.1.3.	each Entity in respect of which the Controller of such Shareholder has a direct or indirect interest of at least [***]%;

1.2.2.	“Agreement” means this shareholders agreement, including the Schedules hereto;

1.2.3.	“Alternate Director” means an alternate director of the Board appointed and regulated in terms of clause 7.1;

1.2.4.	“Applicable Law” means any statute, ordinance, judicial decision, executive order, regulation, common law, rule, or by-law of any jurisdictions that are applicable to the relevant Party;

1.2.5.	“[***]” means [***], a limited liability company formerly incorporated in [***] under registered number [***] and of registered address at [***] but which migrated to [***] and now has exempt company number [***] and registered address at [***];

1.2.6.	“[***]/Liddell Agreement” means the written deed of assignment of intellectual property entered into between [***] and Liddell on 15 January 2005;

1.2.7.	“[***] Royalty” means the royalty (being an amount of [***] per troy ounce of platinum group elements contained in the feed material processed in any plant where the Intellectual Property (as defined in the [***] Liddell/Agreement) or the Invention (as defined in the [***]/Liddell Agreement) is operated, commissioned or installed by Liddell or by any of his licensees or assignees. For purposes hereof platinum group elements include Pt, Pd, Rh, Ir, Ru, Os and Au and the determination of product of the weighted average of the platinum group element assays for the feed for any Quarter (as defined in the [***]/Liddell Agreement) and the dry weight of feed material to the plant for any Quarter (as defined in the [***]/Liddell Agreement)) payable by Lifezone to [***] in terms of the [***]/Liddell Agreement, as amended by a deed of assignment dated 8 July 2013 between [***], Liddell and Lifezone under which Lifezone undertook to pay the [***] Royalty;

1.2.8.	“Auditors” means the auditors of the Company from time to time, which shall at all times be limited to one of:

1.2.8.1.	[***];

1.2.8.2.	[***];

1.2.8.3.	[***]; or

1.2.8.4.	[***];

1.2.9.	“Board” means the board of Directors of the Company from time to time;

1.2.10.	“Business Day” means a day, other than a Saturday, Sunday, or public holiday in Guernsey, the Republic of South Africa or the Republic of Mauritius;

1.2.11.	“Claims” means all amounts of any nature whatsoever owing by the Company to the Shareholders from time to time, whether by way of loan account or otherwise, whether in contract or in delict, actual or contingent, and includes any interest accrued thereon;

1.2.11A	“Commissioning Date” means the date on which a Kelltechnology plant (a) is fully constructed; (b) has been handed over from the contractor to the Company (or any company Controlled by the Company); and (c) has been commissioned and is capable of operating;

1.2.12.	“Company” means KellTech Limited (formerly known as Lifezone SA Ventures Limited), Company No. 084564 C1/GBL, a private company limited by shares, duly incorporated in Mauritius;

1.2.13.	“Concentrate” means the product arising from the process of crushing, milling, flotation, or any other method of separation whereby material containing PGMs is separated from tailings and concentrated from the ore and waste rock;

1.2.14.	“Constitution” means the constitution of the Company;

1.2.15.	“Control” means in relation to an Entity the ability of a person (the “Controller”), directly or indirectly, to ensure that the activities and business of an Entity (the “Controlled Entity”) are conducted in accordance with the wishes of the Controller, and the Controller shall be deemed to so control the Controlled Entity if the Controller owns, directly or indirectly, the majority of the issued share capital, members interest or equivalent equity and/or holds, directly or indirectly, the majority of the voting rights in the Controlled Entity or the Controller has the right to receive the majority of the income of that Controlled Entity on any distribution by it of all of its income or the majority of its assets on a winding up and in respect of a Controlled Entity that is a trust, “Control” means the ability of the Controller to control the majority of the votes of the trustees or to appoint the majority of the trustees or to appoint or change the majority of the beneficiaries, or such trust operates primarily for the benefit of such person and “Controlling” and “Controlled” shall be construed accordingly;

1.2.16.	“Controlling Shareholder” means in respect of an Entity which may be or become a Shareholder:

1.2.16.1.	any holders, directly or indirectly, of any Controlling shares in such Entity as at the date on which that Entity acquires or is allotted Shares in the Company; or

1.2.16.2.	if Control passes to any Entity after clause 17 has been triggered and the other Shareholders do not accept the forced offer in terms of clause 17, such new holder, directly or indirectly, who Controls such Entity; or

1.2.16.3.	if Control passes to any Entity in circumstances where clause 17 is not available to be invoked by the other Shareholders, such new holder, directly or indirectly, who Controls such Entity;

1.2.17.	“Deed of Adherence” means a deed substantially in the form set out in Schedule 1 pursuant to which a person agrees to become a Party to, and to be bound by the provisions of, this Agreement;

1.2.18.	“Designated Mines” means all operating mines in which the SPM Group has a direct or indirect majority interest;

1.2.19.	“Director” means a director of the Company;

1.2.20.	“Directors Meetings” means meetings of the Directors, as regulated by clause 7.2;

1.2.21.	“Disposer” shall have meaning set out in clause 16.2;

1.2.22.	“Effective Date” means, subject to clause 29.2, 3 (three) Business Days after the fulfilment and/or waiver of the suspensive conditions in clause 2.1 (as the case may be);

1.2.23.	“Encumbrance” means:

1.2.23.1.	any mortgage, pledge, lien or cession conferring security, hypothecation, security interests, preferential right or trust arrangement or other arrangement securing any obligation of any person;

1.2.23.2.	any arrangement under which money or claims to, or for the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person; or

1.2.23.3.	any other type of preferential agreement or arrangement (including any title transfer and retention arrangement), the effect of which is the creation of security,

and “Encumber” shall bear a corresponding meaning as the context requires;

1.2.24.	“Entity” means any association, business, close corporation, company, concern, enterprise, firm, fund, partnership, person, trust, undertaking, voluntary association or other similar entity whether corporate or unincorporate;

1.2.25.	“Exchange Control Regulations” means the South African Exchange Control Regulations, 1961, as promulgated by Government Notice R.1111 of 1 December 1961 and amended up to Government Notice No. R. 445 in Government Gazette No. 35430 of 8 June 2012;

1.2.26.	“Fair Market Value” means the fair market value of the Company as determined in accordance with clause 25;

1.2.27.	“Financial Year” means the financial year of the Company commencing on 1 January and ending on 31 December each year;

1.2.28.	“Financially and Technically Feasible and Sensible” means that in exercising good and sound commercial judgment in considering all of the factors relevant to the SPM Group (the “Relevant Factors”), it is a feasible and sensible decision for the SPM Group that the Relevant SPM Company have its Concentrate processed by KellPlant, such Relevant Factors including financial and technical factors relevant to a decision of this nature including (without limitation):

1.2.28.1.	that the pilot work, technical studies and financial studies in respect of the processing of Concentrate by KellPlant currently in progress have been concluded and:

1.2.28.1.1.	the results of such pilot work, technical studies and financial studies have been finalised, documented and provided to the Relevant SPM Company;

1.2.28.1.2.	the engineering and process conditions achieved on the pilot work achieve the parameters and specifications reasonably required by the Relevant SPM Company for processing of its Concentrate and usual product specifications; and

1.2.28.1.3.	the pilot work adequately addresses the usual risks associated with scale-up of production from the pilot work to full scale processing at KellPlant, as reasonably identified by the Relevant SPM Company; and

1.2.28.2.	the difference between the cost to the Relevant SPM Company of transporting Concentrate to the KellPlant facilities as opposed to the cost to the Relevant SPM Company of transporting Concentrate to the third party processing facilities;

1.2.29.	“FSC” means the Financial Services Commission of Mauritius;

1.2.30.	“Group” means the Company and any Entity Controlled by the Company from time to time, including, at the date of this Agreement, KTSA and KellPlant;

1.2.31.	“IDC” means the Industrial Development Corporation of South Africa Limited, registration number 1940/014201/06, a public company duly incorporated in accordance with the laws of the Republic of South Africa;

1.2.32.	“Independent Valuers” means the independent specialist intellectual property valuation group appointed pursuant to clause 25.4;

1.2.33.	“Individuals” means, collectively or separately and individually (as the context may require), Liddell and [***] ([***]);

1.2.34.	“Intellectual Property” means all intellectual property rights relating to Kelltechnology of whatsoever nature, whether registered or unregistered, owned, licensed to or controlled by Lifezone in the Licensed Territory including, without limitation, the inventions, information and technologies that form the subject matter of the Patents and the Know-How in each case relating to Kelltechnology, and all current and future improvements, variations and individual unit operations thereof, whether conceived of, developed and/or acquired by Lifezone and regardless of howsoever created;

1.2.35.	“KellPlant” means Kellplant Proprietary Limited (registration number 2015/364753/07), a private limited liability company incorporated in accordance with the laws of South Africa, whose registered office is at Unit FF04, First Floor, Southdowns Office Park Cnr. John Vorster Drive & Karee Road Irene Ext 54, 0157 Centurion, Republic of South Africa, and a wholly owned subsidiary of KTSA;

1.2.36.	“KTSA” means Kelltechnology South Africa (RF) Proprietary Limited (formerly Kell Technologies (Pty) Limited), a company incorporated in the Republic of South Africa having registration number 2008/026628/07 and registered address at DM Kisch House, Inanda Greens Business Park, 54 Wierda Road West, Wierda Valley, Sandton, South Africa;

1.2.37.	“KellPlant Licence” means the licence agreement entered into between KTSA and and KellPlant on or about 16 February 2016 (as amended from time to time);

1.2.38.	“KTSA Licence” means the licence agreement entered into between the Company and KTSA on or before the Effective Date (as amended from time to time);

1.2.39.	“KTSA Licence Conditions” means the suspensive conditions to the KTSA Licence, namely:

1.2.39.1.	that approval has been granted by the Reserve Bank as referenced in the Exchange Control Regulations for the terms of the KTSA Licence and the payments to be made by KTSA to KellTech thereunder; and

1.2.39.2.	the Department of Trade and Industry of the Republic of South Africa grants approval for the payments to be made by KTSA to KellTech under the KTSA Licence against submission of an application under Form DTP001;

1.2.40.	“KellTech Licence” means the licence agreement in the agreed form entered into between Lifezone, Liddell and the Company on or before the Effective Date (as amended from time to time) in terms of which, inter alia, Lifezone grants the Company an exclusive licence to use the Intellectual Property in the Licensed Territory, and to sub-licence, on a non-exclusive basis, the Intellectual Property to other Entities in the Licensed Territory;

1.2.41.	“Kelltechnology” means the hydrometallurgical process developed by Liddell for the extraction of PGMs that requires significantly less electrical energy than the current conventional matte smelting process;

1.2.42.	“Know-How” means all confidential information of whatever nature relating to:

1.2.42.1.	the inventions and technologies that form the subject matter of the Patents;

1.2.42.2.	Kelltechnology which is under the possession and control of Lifezone; and

1.2.42.3.	all other information generally relating to exploitation, implementation and/or use of the technologies referred to in 1.2.42.1 and 1.2.42.2 above including, without limiting the generality of the foregoing, technical information, manufacturing and processing techniques, designs, specifications, formulae, systems, processes and information concerning materials;

1.2.43.	“Libor” means the London interbank offered rate administered by the British Bankers Association (or any other person which takes over the administration of that rate) for three month US dollar deposits displayed on pages Libor01 or Libor02 of the Reuters screen (or any replacement Reuters page which displays that rate at 11am (London time) on the first Business Day of each calendar quarter;

1.2.44.	“Licensed Territory” means Angola, Botswana, Democratic Republic of Congo, Lesotho, Malawi, Madagascar, Mozambique, Namibia, Swaziland, Tanzania, Zambia, Zimbabwe, South Africa and Seychelles;

1.2.45.	“Liddell” means Keith [***] Liddell ([***]);

1.2.46.	“Lifezone” means Lifezone Limited, Company No. 019369V, whose registered office is at Commerce House, 1 Bowring Road, Ramsey IM8 2LQ, Isle of Man, a private company limited by shares, duly continued in the Isle of Man, and formerly a private company limited by shares duly incorporated in Mauritius under company number 081243 C2/GBL;

1.2.47.	“Lifezone Designated Account” means the bank account nominated by Lifezone, the details of which are set out below, or such other bank account as Lifezone may designate in writing on 5 (five) Business Days’ notice to the other Parties:

Beneficiary Bank	[***]

Swift Code	[***]

IBAN Number	[***]

For further credit to	[***]

1.2.48.	“Lock-in Period” means the period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date;

1.2.49.	“New Investor” shall bear the meaning ascribed thereto in clause 3.4.2;

1.2.50.	“Orkid” means Orkid S.à r.l., Registration No. B 167 777, a limited liability private company duly incorporated in Luxembourg;

1.2.51.	“Orkid Loans” shall bear the meaning ascribed thereto in clause 5.5.2;

1.2.52.	“Parties” means each party to this Agreement together with any person who adheres to this Agreement by entering into a Deed of Adherence, and references to a “Party” shall be to any of the aforegoing individually as the context may require but in respect of SPM, SPM shall only be a “Party” for purposes of the Preamble and clauses 1, 2.2, 2.6, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 3.4.3, 10.2, 12, 15.5, 19, 20, 22 and clauses 27 to 40;

1.2.53.	“Patents” means, to the extent that they relate to Kelltechnology only:

1.2.53.1.	South African Patent 2000/6600;

1.2.53.2.	South African provisional patent application 2012/05222;

1.2.53.3.	South African Patent No. 2014/09387;

1.2.53.4.	African Regional Intellectual Property Organisation (“ARIPO”) Patent No. AP/P/2014/008110;

1.2.53.5.	South African Patent No. 2015/08577;

1.2.53.6.	ARIPO Patent No. AP/P/2015/008962;

1.2.53.7.	South African Patent No. 2014/08684;

1.2.53.8.	South African Patent No. 2017/05992;

1.2.53.9.	ARIPO Patent No. AP/P/2015/008960;

1.2.53.10.	South African Patent No. 2018/04188; and

1.2.53.11.	ARIPO Patent No. AP/P/2018/010822,

and all patent applications and granted patents in the Licensed Territory in the same patent family as any of the aforementioned patent applications;

1.2.54.	“PGMs” means (a) platinum, palladium, rhodium, ruthenium, iridium and osmium (all six being the metallic elements contained in the Platinum Group of the Periodic Table, “PGEs”) but only where the primary focus of the extraction process is on the extraction of one or more of the PGEs; (b) gold and silver (“Precious Metals”) but only where the primary focus of the extraction process is on the extraction of one or more of the PGEs or one or more of the Precious Metals; and (c) nickel, copper, cobalt, and other metals, elements or compounds but only where the primary focus of the extraction process is on the extraction of one or more of the PGEs or one or more of the Precious Metals;

1.2.55.	“Proportionate Interest” means, in respect of a Shareholder, and as of any date, the ratio of the Shares held by such Shareholder to the aggregate of the Shares held collectively by all of the Shareholders on such date expressed as a decimal;

1.2.56.	“Relevant SPM Company” shall bear the meaning ascribed thereto in clause 19.1.1;

1.2.57.	“Reserve Bank” means the Financial Surveillance Department of the South African Reserve Bank;

1.2.58.	“Respective Accounts” means:

1.2.58.1.	in respect of the Company, its unaudited financial statements for: 1 July 2009 to 30 June 2010; 1 July 2010 to 31 December 2010; the period ended 31 December 2011; the period ended 31 December 2012; and the year ended 31 December 2013;

1.2.58.2.	in respect of KTSA, its financial statements for: 1 March 2010 to 28 February 2011; the year ended 29 February 2012; the year ended 28 February 2013; and the period ended 31 December 2013;

all of which are attached hereto as Schedule 1;

1.2.59.	“Schedules” means the schedules to this Agreement;

1.2.60.	“Service Agreement” means the service agreement in the agreed form to be entered into between Lifezone and the Company on or before the Effective Date (as amended from time to time) in terms of which, inter alia, Lifezone agrees to provide to the Group technology support services in relation to Kelltechnology, such services initially to be delivered by Liddell, [***] and [***];

1.2.61.	“Shareholder” means each of Lifezone and Orkid and, if applicable, the New Investor and any other person or Entity that: (a) acquires Shares from the aforesaid Parties pursuant to the provisions of this Agreement; and (b) is issued Shares in the Share capital of the Company;

1.2.62.	“Shareholder Group” means:

1.2.62.1.	In relation to Orkid, the SPM Group;

1.2.62.2.	In relation to Lifezone, Lifezone, any Entity Controlled by Lifezone, any Controller of Lifezone and any Entity Controlled by the Controller of Lifezone;

1.2.62.3.	In relation to any other Shareholder, such Shareholder, any Entity Controlled by such Shareholder, any Controller of such Shareholder and any Entity Controlled by the Controller of such Shareholder;

1.2.63.	“Shares” means the ordinary shares of USD1.00 (one US Dollar) each in the share capital of the Company;

1.2.64.	“Signature Date” means the date of signature of this Agreement by the last of Lifezone, SPM, Orkid, Liddell and the Company to do so;

1.2.65.	“SPM” means Sedibelo Platinum Mines Limited, a company incorporated in Guernsey having company number 54400 and its registered address at 11 New Street, St Peter Port, Guernsey, GY1 2PF;

1.2.66.	“SPM Group” means SPM together with any Entity Controlled by SPM;

1.2.67.	“Tax” or “Taxation” means:

1.2.67.1.	levies payable to government authorities;

1.2.67.2.	normal taxation;

1.2.67.3.	capital gains tax;

1.2.67.4.	value added tax or sales tax;

1.2.67.5.	any tax relating to the registration of shares in the name of the registered owner thereof;

1.2.67.6.	any taxation arising from new assessments of taxation and/or the reopening of any income tax assessments of the Company for any period prior to the Effective Date;

1.2.67.7.	donations tax;

1.2.67.8.	customs duty;

1.2.67.9.	securities transfer tax;

1.2.67.10.	all other forms of taxation, other than deferred tax benefits; or any penalties or interest on any of the aforegoing;

1.2.68.	“Transaction Documents” means this Agreement, the KellTech Licence, the KTSA Licence, the KellPlant Licence, the Service Agreement, and the Constitution;

1.2.69.	“Transfer” shall have the meaning set out in clause 15;

1.2.70.	“Transferee Affiliate” means in relation to any Shareholder each Entity in which that Shareholder has a direct or indirect interest of at least [***]% and/or each Entity which has a direct or indirect interest of at least [***]% in that Shareholder and/or any directly or indirectly wholly owned subsidiary of each Entity which has a direct or indirect interest of at least [***]% in that Shareholder and/or in which that Shareholder has a direct or indirect interest of at least [***]%;

1.2.71.	“USD”, “US$” or “US Dollars” means United States Dollars;

1.3.	any reference to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time and includes any subordinate legislation made from time to time under such enactment. Any reference to a particular section in an enactment is to that section as at the Signature Date, and as amended or re-enacted from time to time and/or an equivalent measure in an enactment, provided that if as a result of such amendment or re-enactment, the specific requirements of a section referred to in this Agreement are changed, the relevant provision of this Agreement shall be read also as if it had been amended as necessary, without the necessity for an actual amendment;

1.4.	if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the Agreement;

1.5.	when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day is not a Business Day, in which case the last day shall be the next succeeding day which is a Business Day;

1.6.	references to an “agreement” or “document” shall be construed as a reference to such agreement or document as the same may have been amended, varied, supplemented or novated in writing at the relevant time in accordance with the requirements of such agreement or document and, if applicable, of this Agreement with respect to amendments, save that this clause shall not apply to: (a) the [***]/Liddell Agreement and a reference to such agreement shall be a reference to that agreement as defined in clause 1.2.6; and (b) the deed of assignment dated 8 July 2013 between [***], Liddell and Lifezone under which Lifezone undertook to pay the [***] Royalty and a reference to such agreement shall be a reference to that agreement as contemplated in clause 1.2.7;

1.7.	expressions defined in this Agreement shall bear the same meanings in Schedules to this Agreement which do not themselves contain their own conflicting definitions;

1.8.	the use of any expression in this Agreement covering a process available under Mauritian law such as a winding up (without limitation eiusdem generis) shall, if any of the Parties is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such defined jurisdiction;

1.9.	if any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.10.	the expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

1.11.	the rule of construction that a contract shall be interpreted against the Party responsible for the drafting or preparation of the contract, shall not apply;

1.12.	any reference in this Agreement to a Party shall include a reference to that Party’s assigns expressly permitted under this Agreement and, if such party is liquidated, sequestrated or placed under administration or other business rescue procedure, be applicable also to and binding upon that party’s liquidator, trustee, administrator or business rescue practitioner, as the case may be;

1.13.	the index and the headings in this Agreement are inserted for convenience only and do not affect its interpretation;

1.14.	any Schedule to this Agreement shall take effect as if set out in this Agreement and references to this Agreement shall include its Schedules;

1.15.	references to “clauses” and “Schedules” are references to the clauses and schedules of this Agreement;

1.16.	the words “include”, “including” and “in particular” shall be construed as being by way of example or emphasis only and shall not be construed, nor shall they take effect, as limiting the generality of any preceding word/s;

1.17.	the words “other” and “otherwise” shall not be construed eiusdem generis with any preceding words where a wider construction is possible; and

1.18.	whenever the Independent Valuers or any other expert referred to in this Agreement are required to act “as an expert and not as an arbitrator” in terms of this Agreement, then –

1.18.1.	the determination of the expert shall (in the absence of manifest error) be final and binding;

1.18.2.	subject to any express provision to the contrary, the expert shall determine the party liable to pay his or its charges, which shall be paid accordingly;

1.18.3.	the expert shall be entitled to determine such methods and processes as he or it may, in his or its sole discretion, deem appropriate in the circumstances provided that the expert may not adopt any process which is manifestly biased, unfair, unreasonable or contrary to accepted market practice at the time;

1.18.4.	the expert shall consult with all relevant Parties (provided that the extent of the expert’s consultation shall be in his or its sole discretion) prior to rendering a determination; and

1.18.5.	having regard to the sensitivity of any confidential information, the expert shall be entitled to take advice from any person considered by him or it to have expert knowledge with reference to the matter in question.

2.	SUSPENSIVE CONDITION

2.1.	The whole of this Agreement, other than this clause and the provisions of clause 1, 3.3.5 and clauses 27 (Representations and Warranties) to 40 (No Partnership / Joint Venture), which shall be of immediate force and effect on the Signature Date, is subject to the fulfilment of the following suspensive conditions, that, by no later than 31 December 2014:

2.1.1.	the KellTech Licence has become unconditional;

2.1.2.	the KTSA Licence has become unconditional;

2.1.3.	the Service Agreement has become unconditional, and the Deeds of Undertaking (as defined in the Service Agreement) have been signed and delivered by each Lifezone Appointee (as defined in the Service Agreement).

2.2.	Forthwith after the Signature Date, the Parties shall use their respective reasonable endeavours and co-operate in good faith to procure the fulfilment of the suspensive conditions, to the extent that it is within their power to do so, as expeditiously as reasonably possible.

2.3.	The suspensive conditions in clauses 2.1.1 and 2.1.3 have been inserted for the benefit of all of the Parties who will together be entitled to waive fulfilment of same by written agreement prior to the expiry of the relevant date for fulfilment thereof set out in clause 2.1 (or extended in accordance with clause 2.9).

2.4.	The suspensive condition in clauses 2.1.2 has been inserted for the benefit of Orkid who will be entitled to waive fulfilment of same by written notice to Lifezone prior to the expiry of the relevant date for fulfilment thereof set out in clause 2.1 (or extended in accordance with clause 2.9).

2.5.	If all the suspensive conditions contained clauses 2.1.1, 2.1.2 and/or 2.1.3 have not been fulfilled or waived by the 30th day after the Signature Date (the “Target Date”) then the aggregate consideration payable by Orkid to Lifezone as contemplated in clause 3.3.2 shall bear interest at Libor plus 3%. Such interest will: (a) accrue daily from the first day after the Target Date until the date upon which the aggregate consideration payable by Orkid to Lifezone as contemplated in clause 3.3.2 has been discharged by Orkid; and (b) be calculated on the basis of a 360 (three hundred and sixty) day year for actual days elapsed.

2.6.	The Parties hereby undertake to do all such things as may be necessary and required in order to procure that the Reserve Bank and/or the Department of Trade and Industry (the “Necessary Permissions”) approvals required to fulfil the KTSA Licence Conditions are obtained as soon as is reasonably possible after the Signature Date. Should the Necessary Permissions not be timeously received in order to fulfil the KTSA Licence Conditions then the Parties shall for a period of 24 (twenty four) months after the date upon which the Necessary Permissions are not granted (the “24 Month Period”) use their respective reasonable endeavours and act in good faith to restructure their affairs in such a manner that the Necessary Permissions are granted as soon as is reasonably possible within the 24 Month Period.

2.7.	The Company and Lifezone hereby undertake in favour of one another and all of the other Parties to do all such things as may be necessary and required in order to procure that the Global Business License Category 2 issued by the FSC to the Company is replaced with a Global Business License Category 1 issued by the FSC to the Company and that the Company is issued with a valid tax residence certificate by the Mauritius Revenue Authority as soon as is reasonably possible after the Signature Date.

2.8.	If any Party fails to comply with any of its obligations set out in clause 2.6, clause 2.7 and/or clause 2.11, then it hereby unconditionally and irrevocably authorises any other Party as its agent and proxy to (on its behalf) do all such things, propose and vote in favour of all such resolutions and sign all such documents as may be necessary to fulfil its obligations set out in clause 2.6, clause 2.7 and/or clause 2.11. Each Party undertakes to provide the other Parties with all information and documentation required by them in order to enable them to enforce their rights under this clause 2.8.

2.9.	Unless all of the suspensive conditions have been fulfilled or waived by not later than the relevant date for fulfilment thereof set out in clause 2.1 (or such later date or dates as may be agreed in writing between the Parties before the aforesaid date or dates), the provisions of this Agreement, save for this clause and the provisions of clause 1 and clauses 27 (Representations and Warranties) to 40 (No Partnership / Joint Venture), which will remain of full force and effect, will never become of any force or effect and none of the Parties will have any claim against any other Party in terms hereof or arising from the failure of the suspensive conditions, save for any claims arising from a breach of clause 2.2, as well as any breach of any of the provisions of this Agreement which became effective on the Signature Date.

2.10.	Forthwith after the Signature Date, the Parties shall use their respective reasonable endeavours and co-operate in good faith, to the extent that it is within their power to do so, and as expeditiously as reasonably possible, to procure that:

2.10.1.	approval has been granted by the Reserve Bank as referenced in the Exchange Control Regulations for the terms of the KTSA Licence and the payments to be made by KTSA to the Company thereunder;

2.10.2.	the Department of Trade and Industry of the Republic of South Africa grants approval for the payments to be made by KTSA to the Company under the KTSA Licence against submission of an application under Form DTP001.

2.11.	Forthwith after the Signature Date, the Company, Lifezone and Liddell undertake in favour of one another and the other Parties to use their respective reasonable endeavours and co-operate in good faith, to the extent that it is within their power to do so, and as expeditiously as reasonably possible, to procure that the FSC grants its approval for Lifezone to: the enter into and give effect to the terms of the KellTech Licence; and to engage in the business activities contemplated under the KellTech Licence.

2.12.	The Company, Liddell and Lifezone hereby (jointly and severally) undertake in favour of Orkid and SPM that during the period commencing on the Signature Date and ending on the “Effective Date” as defined in the KellTech Licence (unless it has obtained the prior written consent of Orkid and SPM to do otherwise, which consent Orkid and SPM shall not unreasonably withhold or delay) neither the Company nor Liddell nor Lifezone shall in any manner whatsoever: (a) agree to any addition, amendment and/or variation to the KellTech Licence; or (b) enter into any agreement which is in any manner whatsoever inconsistent with the provisions of the KellTech Licence.

2.13.	The Company hereby undertakes in favour of Orkid and SPM that during the period commencing on the Signature Date and ending “Effective Date” as defined in the KTSA Licence (unless it has obtained the prior written consent of Orkid and SPM to do otherwise, which consent Orkid and SPM shall not unreasonably withhold or delay) neither the Company nor KTSA shall in any manner whatsoever: (a) agree to any addition, amendment and/or variation to the KTSA Licence; or (b) enter into any agreement which is in any manner whatsoever inconsistent with the provisions of the KTSA Licence.

2.14.	The Company and Lifezone hereby (jointly and severally) undertake in favour of Orkid and SPM that during the period commencing on the Signature Date and ending on the “Effective Date” as defined in the Service Agreement (unless it has obtained the prior written consent of Orkid and SPM to do otherwise, which consent Orkid and SPM shall not unreasonably withhold or delay) neither the Company nor Lifezone shall in any manner whatsoever: (a) agree to any addition, amendment and/or variation to the Service Agreement; or (b) enter into any agreement which is in any manner whatsoever inconsistent with the provisions of the Service Agreement.

3.	ESTABLISHMENT

3.1.	Purposes and Powers

3.1.1.	Subject to the terms of this Agreement and Applicable Law, the business and purpose of the Company shall include:

3.1.1.1.	promoting, developing and implementing the use of Kelltechnology in the Licensed Territory;

3.1.1.2.	holding all of the shares in KTSA and procuring that KTSA or its wholly owned subsidiary KellPlant builds and operates one or more extraction facilities using Kelltechnology;

3.1.1.3.	sub-licencing the Intellectual Property on a non-exclusive basis within the Licensed Territory to others who wish to build and operate extraction facilities using Kelltechnology;

3.1.1.4.	dealing with all other matters contemplated in this Agreement; and

3.1.1.5.	matters ancillary to the above.

3.1.2.	In connection with the aforegoing purposes, and subject to this Agreement and Applicable Law, the Company shall have the power to do anything and everything necessary or proper for the accomplishment of or in furtherance, of such purposes, and do any other act or thing incidental to or arising from or connected with any such purpose, including the following:

3.1.2.1.	to open, maintain and close bank accounts and draw cheques and other orders for the payment of money;

3.1.2.2.	to engage accountants, attorneys and any and all other agents and assistants, both professional and non-professional, and to compensate them for such services; and

3.1.2.3.	to sue, prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgements in respect of claims against the Company, and to execute all documents and make all representations, admissions and waivers in connection therewith.

3.2.	Formation

3.2.1.	The Company is a private company limited by shares, incorporated pursuant to the laws of the Republic of Mauritius and is wholly owned by Lifezone.

3.2.2.	Following the implementation of clause 2.7, the Company will hold:

3.2.2.1.	a Global Business License Category 1 issued by the FSC, which is renewable annually; and

3.2.2.2.	a valid tax residence certificate issued by the Mauritius Revenue Authority under the agreement between: (a) the Government of Mauritius and the Government of the Republic of South Africa; and (b) the Government of Mauritius and the Government of Luxembourg, and for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on income, which is renewable annually.

3.2.3.	The Company has not traded since its incorporation and save as expressly contemplated herein will not trade prior to the Effective Date.

3.2.4.	The principal place of business of the Company shall be the registered office of the Company, as set out in clause 3.2.3 or at such other place in Mauritius as the Board may from time to time determine.

3.2.5.	The registered office of the Company shall be at 4th Floor, Ebene Skies, rue de l’Institute, Ebene, Republic of Mauritius, or at such other place in Mauritius as the Board may from time to time determine.

3.3.	Initial Investment

3.3.1.	Immediately prior to the Effective Date:

3.3.1.1.	Lifezone will own 1000 (one thousand) Shares, which constitute 100% (one hundred per cent) of the Company’s entire issued share capital;

3.3.1.2.	Lifezone and the Company will have entered into the KellTech Licence and the Service Agreement.

3.3.2.	On the Effective Date Lifezone hereby sells to Orkid, which hereby purchases, 500 (five hundred) Shares for an aggregate consideration of US$[***] ([***]), together with interest (if any) earned thereon pursuant to the provisions of clause 2.5, payable in cash by Orkid to Lifezone by way of direct electronic fund transfer (without set off or deduction of any nature whatsoever) of US$[***] ([***]), together with interest (if any) earned thereon pursuant to the provisions of clause 2.5, into the Lifezone Designated Account on the Effective Date;

3.3.3.	All of the Shares contemplated in this clause 3.3 shall be fully paid up and free from all Encumbrances.

3.3.4.	Against payment by Orkid of purchase price in respect of the Shares purchased by Orkid in terms of clause 3.3.2, Lifezone shall deliver to:

3.3.4.1.	the Company’s company secretary / management company in Mauritius the original proper instruments of transfer (as prescribed by Applicable Law) for the share certificates in respect of the Shares purchased by Orkid in terms of clause 3.3.2, dated as at the Effective Date and duly signed by Lifezone and Lifezone shall ensure that the Company’s share register is updated on the Effective Date to reflect Orkid as the registered owner of such Shares and Lifezone as the registered owner of the other 500 (five hundred) Shares in the Company’s issued Share capital; and

3.3.4.2.	Orkid the original share certificates in respect of the Shares purchased by Orkid in terms of clause 3.3.2, together with originally certified copies of: the proper instruments of transfer (as prescribed by Applicable Law) for the transfer thereof, dated as at the Effective Date and duly signed by Lifezone; and the share register of the Company duly updated as contemplated in clause 3.3.4.1.

3.3.5.	Prior to delivering the aforesaid original share certificates and proper instruments of transfer mentioned in clause 3.3.4, in order to ensure that Orkid becomes the registered and beneficial owner of the Shares purchased by Orkid in terms of clause 3.3.2 on the Effective Date, Lifezone:

3.3.5.1.	shall deliver its original share certificate which reflects it as the owner of 1,000 Shares, comprising all of the Company’s issued share capital, to the Company’s company secretary / management company in Mauritius so that such share certificate can be cancelled and replaced with two new share certificates on the Effective Date: one for 500 Shares being the share certificate contemplated in 3.3.4 above; and the other being a share certificate reflecting Lifezone as the owner of a further 500 Shares of the Company’s issued share capital; and

3.3.5.2.	Orkid shall deliver to the Company’s company secretary / management company in Mauritius all relevant “know your client” documentation necessary to enable such company secretary / management company to update the Company’s share register on the Effective Date to reflect Orkid as the registered owner of the Shares purchased by Orkid in terms of clause 3.3.2 and Lifezone as the registered owner of the other 500 (five hundred) Shares in the Company’s issued Share capital.

3.4.	Further Investment

3.4.1.	The Company hereby grants Orkid the right to procure further equity investments in the Company on the basis set out below.

3.4.2.	With effect from the Effective Date and for a period of 12 (twelve) months thereafter (the “Third Party Funding Period”) Orkid shall be entitled (but not obliged) to procure that the IDC or (with the prior approval of Lifezone, which approval Lifezone shall not unreasonably withhold) any one or more third parties (the “New Investor”) invests in the Share capital of the Company by subscribing for up to 500 Shares (which following their issue will constitute approximately 33.33% (thirty three point thirty three percent) of the entire issued Share capital of the Company) (the “Relevant Shares”) for a subscription price per share of at least US$[***] (the “Relevant Subscription Price”), which would result in aggregate subscription proceeds of at least USD[***] ([***]) (or such greater aggregate subscription proceeds as Orkid may elect with the prior approval of Lifezone, which approval Lifezone shall not unreasonably withhold) (the “Relevant Subscription Proceeds”) and Orkid shall be entitled (but not obliged) to procure that any whole number of the Relevant Shares are issued to any of the New Investors at the Relevant Subscription Price provided that the minimum number of Relevant Shares to be issued to any New Investor in any one tranche is not less than 167 Shares.

3.4.3.	Upon written notice from Orkid and the New Investor to the Company that the New Investor wishes to subscribe for the Relevant Shares, subject to: (a) the Reserve Bank approving the subscription for the Relevant Shares by the New Investor as contemplated in this Agreement if the New Investor is a South African resident for South African exchange control purposes; (b) the New Investor having signed a Deed of Adherence; and (c) the New Investor having provided the Company’s company secretary / management company in Mauritius with all relevant “know your client” documentation necessary to enable such company secretary / management company to update the Company’s share register to reflect the New Investor as the registered owner of the Relevant Shares, against receipt by it of the Relevant Subscription Proceeds the Company shall allot and issue the Relevant Shares to the New Investor, enter such New Investor’s name into the Company’s Share register as the registered owner of the Relevant Shares and issue a new Share certificate to the New Investor which reflects it as the owner of the Relevant Shares. The Parties shall use their respective reasonable endeavours and co-operate in good faith, to the extent that it is within their power to do so, and as expeditiously as reasonably possible, to procure that (a) and (b) are fulfilled as soon as is reasonably possible after the date upon which Orkid furnishes the Company with the aforesaid written notice. In addition, the Parties undertake to take all such steps, pass all such resolutions, sign all such documents and do all such things as may be necessary to ensure that the Relevant Shares are issued to the New Investor and for this purpose each of the Shareholders gives the others its irrevocable power of attorney to take all such steps and do all such things and sign all such documents necessary to achieve the aforegoing.

3.4.4.	If the IDC requests a change to the structure of the Group before it is willing to invest in the Group, then the Parties shall, acting in good faith, give due consideration to making such structural change in order to accommodate the IDC in this regard.

3.4.5.	The Company gives the New Investor the following warranties on the date upon which the Relevant Shares subscribed for by the New Investor are issued to it:

3.4.5.1.	in respect of the Relevant Shares subscribed for by the New Investor:

3.4.5.1.1.	the authorised and unissued share capital of the Company is sufficient to enable the allotment and issue of the Relevant Shares subscribed for by the New Investor to the New Investor;

3.4.5.1.2.	the Company has obtained all approvals required under and in terms of all Applicable Law and its constitutional documents to enable it to validly allot and issue the Relevant Shares subscribed for by the New Investor to the New Investor;

3.4.5.1.3.	no person has any right, including any option or right of first refusal, to purchase or subscribe for the Relevant Shares subscribed for by the New Investor to the New Investor;

3.4.5.1.4.	the Relevant Shares subscribed for by the New Investor will, on the date upon which the Relevant Shares subscribed for by the New Investor are issued to it, be free from all Encumbrances;

3.4.5.2.	in respect of KTSA:

3.4.5.2.1.	the Company is the registered and beneficial owner of KTSA’s entire issued share capital and all such shares are fully paid up and free from all Encumbrances;

3.4.5.2.2.	no person has any right, including any option or right of first refusal, to purchase (or otherwise acquire) any of KTSA’s share capital;

3.4.5.2.3.	no person has any right whatsoever (whether pursuant to any option, right of first refusal or otherwise) to subscribe for any unissued shares in KTSA’s share capital;

3.4.5.2.4.	KTSA is not liable to pay any penalty or interest in connection with any claim for any Tax (including any penalty or interest in connection with any claim for late payment of under payment of any Tax);

3.4.5.2.5.	that all material books, material documents and material records of KTSA are in KTSA’s possession or control;

3.4.5.3.	in respect of the Company:

3.4.5.3.1.	save as contemplated in the Transaction Documents other than the Constitution, no person has any right, including any option or right of first refusal, to purchase (or otherwise acquire) any of the Company’s share capital;

3.4.5.3.2.	save as contemplated in the Transaction Documents other than the Constitution, no person has any right whatsoever (whether pursuant to any option, right of first refusal or otherwise) to subscribe for any unissued shares in the Company’s share capital;

3.4.5.3.3.	the Company is not liable to pay any penalty or interest in connection with any claim for any Tax (including any penalty or interest in connection with any claim for late payment of under payment of any Tax);

3.4.5.3.4.	that all material books, material documents and material records of the Company are in the Company’s possession or control;

3.4.5.4.	Lifezone is free to grant the licence conferred by the KellTech Licence and it has not granted any licence to the Intellectual Property in the Licensed Territory;

3.4.5.5.	Lifezone is the sole proprietor of the Intellectual Property;

3.4.5.6.	no third party holds any rights of any nature in and to the Intellectual Property (other than the [***] Royalty);

3.4.5.7.	Liddell holds no rights of any nature in and to the Intellectual Property;

3.4.5.8.	the Intellectual Property and the exercise of the rights granted to KellTech in terms of the KellTech Licence do not infringe in any manner whatsoever on the intellectual property rights of any third party either within or outside the Licensed Territory;

3.4.5.9.	South African Patent 2000/6600 is valid and in force;

3.4.5.10.	other than the Intellectual Property and save for any improvement to the Intellectual Property there are no other registered or unregistered forms of intellectual property that need to be licensed in order to enable the use of Kelltechnology for its intended purpose;

3.4.5.11.	Lifezone is not a South African taxpayer nor is it regarded as a South African resident for South African exchange control purposes;

3.4.5.12.	[***] holds no rights of use in respect of the Intellectual Property; and

3.4.5.13.	Lifezone has not received any notice of infringement of any Intellectual Property from any party.

3.4.6.	Liddell hereby covenants to the New Investor that:

3.4.6.1.	all intellectual property and related know-how relating to Kelltechnology that he has owned or has had in his possession and all improvements made by him and any and all improvements made by him in the future have been assigned and transferred to Lifezone; and

3.4.6.2.	to the extent that any such transfer has not taken place, Liddell will sign all documents and do all things necessary to ensure that such transfer takes place.

3.4.7.	The maximum aggregate liability of the Company with respect to all claims for breaches of the warranties, undertakings and/or covenants given by it to any New Investor under this Agreement shall be limited to the subscription proceeds actually received by the Company for the Relevant Shares subscribed for by such New Investor.

3.5.	Warranties

3.5.1.	Lifezone hereby gives Orkid the following warranties on the Signature Date, the Effective Date and all periods between such dates:

3.5.1.1.	No material adverse event has occurred since the date of the latest set of Respective Accounts of each of the Company and KTSA;

3.5.1.2.	neither the Company nor KTSA:

3.5.1.2.1.	has traded since its incorporation;

3.5.1.2.2.	have any actual or contingent liabilities, debts or obligations (including any Tax liability, Tax debt or Tax obligations) save as otherwise set out in their Respective Accounts;

3.5.1.3.	in respect of KTSA:

3.5.1.3.1.	the Company is the registered and beneficial owner of KTSA’s entire issued share capital and all such shares are fully paid up and free from all Encumbrances;

3.5.1.3.2.	no person or Entity has any claims of any nature whatsoever against KTSA;

3.5.1.3.3.	no person has any right, including any option or right of first refusal, to purchase (or otherwise acquire) any of KTSA’s share capital;

3.5.1.3.4.	no person has any right whatsoever (whether pursuant to any option, right of first refusal or otherwise) to subscribe for any unissued shares in KTSA’s share capital;

3.5.1.3.5.	KTSA is not involved in any litigation or dispute of any nature whatever nor is there any fact, matter or circumstance which may give rise to any such litigation or dispute;

3.5.1.3.6.	KTSA is not liable to pay any penalty or interest in connection with any claim for any Tax (including any penalty or interest in connection with any claim for late payment of under payment of any Tax);

3.5.1.3.7.	that all material books, material documents and material records of KTSA are in KTSA’s possession or control;

3.5.1.4.	in respect of the Company:

3.5.1.4.1.	immediately prior to the implementation of the sale contemplated in clause 3.3.2 Lifezone is the registered and beneficial owner of the Company’s entire issued share capital, being 1000 (one thousand) Shares, and all such Shares are fully paid up and free from all Encumbrances;

3.5.1.4.2.	save as contemplated in the Transaction Documents other than the Constitution, no person or Entity has any claims of any nature whatsoever against the Company save as otherwise set out in its Respective Accounts;

3.5.1.4.3.	save as contemplated in the Transaction Documents other than the Constitution, no person has any right, including any option or right of first refusal, to purchase (or otherwise acquire) any of the Company’s share capital;

3.5.1.4.4.	save as contemplated in the Transaction Documents other than the Constitution, no person has any right whatsoever (whether pursuant to any option, right of first refusal or otherwise) to subscribe for any unissued shares in the Company’s share capital;

3.5.1.4.5.	the Company is not involved in any litigation or dispute of any nature whatever nor is there any fact, matter or circumstance which may give rise to any such litigation or dispute;

3.5.1.4.6.	the Company is not liable to pay any penalty or interest in connection with any claim for any Tax (including any penalty or interest in connection with any claim for late payment of under payment of any Tax);

3.5.1.4.7.	that all material books, material documents and material records of the Company are in the Company’s possession or control; and

3.5.1.5.	the Shares acquired by Orkid pursuant to clause 3.3 will, on the Effective Date, comprise 50% (fifty percent) of the entire issued share capital of the Company.

3.5.1.6.	following the acquisition of Shares by Orkid pursuant to clause 3.3, on the Effective Date, the Shares held by Lifezone will comprise 50% (fifty percent) of the entire issued share capital of the Company;

3.5.2.	Lifezone hereby warrants to the Company and Orkid that on the Signature Date, the Effective Date and all periods between such dates Liddell and his wife [***] own [***]% of the issued ordinary shares of Lifezone and Lifezone has no other class or type of shares.

3.5.3.	Lifezone hereby gives Orkid the following warranties on the Signature Date, the Effective Date and all periods between such dates in respect of the Shares contemplated in clause 3.3.2:

3.5.3.1.	Lifezone is the registered and beneficial owner of such Shares and all such Shares are free from all Encumbrances;

3.5.3.2.	Lifezone is entitled to give free and unencumbered title to such Shares to Orkid; and

3.5.3.3.	no person has any right, including any option or right of first refusal to purchase (or otherwise acquire) such Shares or any Shares in the authorised but unissued Share Capital of the Company.

3.5.4.	Lifezone hereby warrants to Orkid that, as at the Signature Date, the Effective Date and all periods between such dates:

3.5.4.1.	Lifezone is free to grant the licence conferred by the KellTech Licence and it has not granted any licence to the Intellectual Property in the Licensed Territory;

3.5.4.2.	Lifezone is the sole proprietor of the Intellectual Property;

3.5.4.3.	no third party holds any rights of any nature in and to the Intellectual Property (other than the [***] Royalty);

3.5.4.4.	Liddell holds no rights of any nature in and to the Intellectual Property;

3.5.4.5.	the Intellectual Property and the exercise of the rights granted to KellTech in terms of the KellTech Licence do not infringe in any manner whatsoever on the intellectual property rights of any third party either within or outside the Licensed Territory;

3.5.4.6.	South African Patent 2000/6600 is valid and in force;

3.5.4.7.	other than the Intellectual Property and save for any improvement to the Intellectual Property there are no other registered or unregistered forms of intellectual property that need to be licensed in order to enable the use of Kelltechnology for its intended purpose;

3.5.4.8.	Lifezone is not a South African taxpayer nor is it regarded as a South African resident for South African exchange control purposes;

3.5.4.9.	[***] holds no rights of use in respect of the Intellectual Property; and

3.5.4.10.	Lifezone has not received any notice of infringement of any Intellectual Property from any party.

3.6.	Lifezone Covenants

3.6.1.	Lifezone hereby covenants to Orkid that for the entire duration of the KellTech Licence:

3.6.1.1.	other than the KellTech Licence, Lifezone shall not license the Intellectual Property in the Licensed Territory to any third party or Liddell;

3.6.1.2.	Lifezone shall not grant, sell, assign or otherwise encumber any interest in the Intellectual Property in the Licenced Territory to or in favour of any third party or Liddell;

3.6.1.3.	Lifezone shall notify Orkid if it receives any notice or claim from a third party that: (a) challenges the validity of the Intellectual Property (or any part thereof); or (b) the exercise of any of the rights under the Intellectual Property in terms of the KellTech Licence in the Licenced Territory infringes the intellectual property rights of such third party, and if Lifezone does receive such a claim it shall defend such claim; and

3.6.1.4.	Lifezone shall use its reasonable endeavours to conduct its affairs so that it will not be managed and controlled in South Africa and so that it will not trade or operate in South Africa.

3.7.	Liddell Covenant

3.7.1.	Liddell hereby covenants to Orkid that:

3.7.1.1.	all intellectual property and related know-how relating to Kelltechnology that he has owned or has had in his possession and all improvements made by him and any and all improvements made by him in the future have been assigned and transferred to Lifezone; and

3.7.1.2.	to the extent that any such transfer has not taken place, Liddell will sign all documents and do all things necessary to ensure that such transfer takes place.

3.8.	Claimants in respect of breaches by Lifezone

Subject to clause 3.9, which will apply in the circumstances set out in that clause to the exclusion of this clause:

3.8.1.	If Orkid (and/or its successor in title) (the “Relevant Claimant”) believes that Lifezone has breached any warranty, representation, undertaking or covenant given to Orkid under this Agreement which warranty, representation, undertaking or covenant is also given by Lifezone to the Company under this Agreement and/or the KellTech Licence (a “Lifezone Breach”) then it will inform Lifezone of the Lifezone Breach. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be entitled to commence any proceedings contemplated in clause 31.2 or 32.2 (“Dispute Proceedings”) or any dispute proceedings set out in the KellTech Licence against Lifezone in respect of any Lifezone Breach without the Relevant Claimant’s prior written consent.

3.8.2.	If the Relevant Claimant wishes to pursue a claim against Lifezone in respect of a Lifezone Breach then:

3.8.2.1.	the Relevant Claimant shall be entitled to individually pursue such claim and once the Relevant Claimant has commenced Dispute Proceedings against Lifezone in respect of such claim then the Company shall not be entitled to claim against Lifezone in respect of the same Lifezone Breach unless (for any reason whatsoever) such Dispute Proceedings are subsequently withdrawn, save if such withdrawal is due to such claim being settled; or

3.8.2.2.	the Relevant Claimant shall be entitled not to pursue such claim without prejudice to the Relevant Claimant’s rights to do so individually at a later stage (as contemplated in clause 3.8.2.1) provided that the Relevant Claimant’s rights to pursue such claim individually at a later stage (as contemplated in clause 3.8.2.1) shall cease once the Company has commenced Dispute Proceedings against Lifezone in respect of the such Lifezone Breach unless (for any reason whatsoever) such Dispute Proceedings are subsequently withdrawn save if such withdrawal is due to such claim being settled; or

3.8.2.3.	the Relevant Claimant shall be entitled to inform the Company, by way of written notice, that it does not wish to pursue such claim in its own name, in which case the Company shall (subject to clause 3.8.2.2) be entitled to pursue such claim against Lifezone and once the Company has commenced Dispute Proceedings against Lifezone in respect of such claim then the Relevant Claimant shall not be entitled to claim against Lifezone in respect of the same Lifezone Breach unless (for any reason whatsoever) such Dispute Proceedings are subsequently withdrawn save if such withdrawal is due to such claim being settled. For the avoidance of doubt, the fact that the Company has been notified as aforesaid that the Relevant Claimant does not wish to pursue a claim against Lifezone in respect of a Lifezone Breach in its own name does not negate the Relevant Claimant’s right to pursue Lifezone individually, as contemplated in 3.8.2.1, provided that once the Company has commenced Dispute Proceedings against Lifezone in respect of such claim then the Relevant Claimant shall not be entitled to claim against Lifezone in respect of the same Lifezone Breach unless (for any reason whatsoever) such Dispute Proceedings are subsequently withdrawn save if such withdrawal is due to such claim being settled.

3.8.3.	If the Relevant Claimant wishes to individually pursue Lifezone in respect of any warranty, representation, undertaking or covenant under this Agreement and/or the KellTech Licence which Orkid (and/or its successor in title) believes Lifezone has breached then the Company hereby undertakes in favour of the Relevant Claimant to provide the Relevant Claimant with all: (a) reasonable assistance to enable the Relevant Claimant to pursue Lifezone in respect of such breach; and (b) information which is available to and known by the Company in respect of such breach.

3.8.4.	If the Relevant Claimant successfully pursues a claim against Lifezone in respect of one or more Lifezone Breaches, then in respect of the same circumstances that gave rise to such claim the Company will not be entitled to pursue a claim against Lifezone under the KellTech Licence to the extent that such claim would result in the Relevant Claimant being compensated (directly or indirectly) for damages more than once in respect of the same Lifezone Breaches.

3.9.	Claimants in respect of breaches by Lifezone and the Company

3.9.1.	If Orkid (and/or its successor in title), the New Investor (and/or its successor in title) and/or the Company believes that Lifezone has breached any warranty, representation, undertaking or covenant under this Agreement and/or the KellTech Licence to Orkid and/or the Company which warranty, representation, undertaking or covenant is also given by the Company to the New Investor under this Agreement (a “Relevant Breach”) then it will inform the others of them of the Relevant Breach.

3.9.2.	By not later than the 10th (tenth) Business Day after the date upon which the notice contemplated in clause 3.9.1 is given Orkid (and its successor in title, if any) and the New Investor (and its successor in title, if any) (the “Claimants”) shall meet with one another and in good faith determine and agree whether: (a) the Company should pursue a claim against Lifezone for the Relevant Breach; or (b) Orkid should pursue Lifezone individually for the Relevant Breach and the New Investor should pursue the Company individually for the Relevant Breach.

3.9.3.	If Orkid wishes to pursue Lifezone individually for the Relevant Breach and the New Investor wishes to pursue the Company individually for the Relevant Breach then:

3.9.3.1.	the Claimants shall be entitled to individually pursue such claim and once the Claimants have commenced Dispute Proceedings against Lifezone and the Company in respect of such claim then the Company shall not be entitled to claim against Lifezone in respect of the same Relevant Breach unless (for any reason whatsoever) such Dispute Proceedings are subsequently withdrawn save if such withdrawal is due to such claim being settled; or

3.9.3.2.	the Claimants shall be entitled not to pursue such claim without prejudice of either Claimants’ rights to do so individually at a later stage (as contemplated in clause 3.9.3.1) provided that the Claimants’ rights to pursue such claim individually at a later stage (as contemplated in clause 3.9.3.1) shall cease once the Company has commenced Dispute Proceedings against Lifezone in respect of the such Relevant Breach unless (for any reason whatsoever) such Dispute Proceedings are subsequently withdrawn save if such withdrawal is due to such claim being settled; or

3.9.3.3.	any of the Claimants shall be entitled to inform the Company, by way of written notice, that none of the Claimants wishes to pursue such claim in its own name, in which case the Company shall (subject to clause 3.9.3.2) be entitled to pursue such claim against Lifezone and once the Company has commenced Dispute Proceedings against Lifezone in respect of such claim then the Claimants shall not be entitled to claim against Lifezone or the Company in respect of the same Relevant Breach unless (for any reason whatsoever) such Dispute Proceedings are subsequently withdrawn save if such withdrawal is due to such claim being settled. For the avoidance of doubt, the fact that the Company has been notified as aforesaid that none of the Claimants wishes to pursue a claim against Lifezone in respect of a Relevant Breach in its own name does not negate any Relevant Claimant’s right to pursue Lifezone or the Company individually, as contemplated in 3.9.3.1, provided that once the Company has commenced Dispute Proceedings or any dispute proceedings set out in the KellTech Licence against Lifezone in respect of such claim then the Claimants shall not be entitled to claim against Lifezone or the Company in respect of the same Relevant Breach unless (for any reason whatsoever) such Dispute Proceedings are subsequently withdrawn save if such withdrawal is due to such claim being settled.

3.9.4.	If Orkid (and/or its successor in title) wishes to individually pursue Lifezone in respect of any warranty, representation, undertaking or covenant under this Agreement which it believes Lifezone has breached then the Company hereby undertakes in favour of Orkid (and/or its successor in title) to provide it with all: (a) reasonable assistance to enable Orkid (and/or its successor in title) to pursue Lifezone in respect of such breach; and (b) information which is available to and known by the Company in respect of such breach.

3.9.5.	If the Claimants successfully pursue a claim against Lifezone in respect of one or more Relevant Breaches, then in respect of the same circumstances that gave rise to such claim the Company will not be entitled to pursue a claim against Lifezone under the KellTech Licence to the extent that such claim would result in the Claimants being compensated (directly or indirectly) for damages more than once in respect of the same circumstances.

3.10.	Limitation of liability

The maximum aggregate liability of Lifezone with respect to all claims for breaches of the warranties and/or covenants under this Agreement and the KellTech Licence shall be limited to the aggregate of (a) US$6,000,000 (six million United States Dollars) plus (b) the aggregate of all distributions (including all dividends) paid by the Company to Lifezone up to the time that the relevant claim is determined (the sum of (a) and (b) being referred to hereinafter as the “Relevant Amount”), provided that if the Company is the Entity which pursues Lifezone then the maximum aggregate net liability of Lifezone in such circumstances shall be such amount as will result in the net adverse effect on Lifezone (after taking into account Lifezone’s interest in the Company) being an amount equal to the Relevant Amount.

For the avoidance of doubt, “distributions” will not include any payments made to Lifezone under the KellTech Licence or the Service Agreement. It being agreed that notwithstanding anything to the contrary contained in this Agreement, subject to Applicable Law, when the Company receives any funds pursuant to any claim by it against Lifezone for breaches of the warranties and/or covenants under this Agreement and/or the KellTech Licence then such funds shall immediately be distributed by the Company to the Shareholders.

4.	CONFLICTS WITH CONSTITUTION

4.1.	Subject to Applicable Law, if there is any conflict between the provisions of this Agreement and the Constitution at any time, the provisions of this Agreement shall prevail, for as long as this Agreement remains in force.

4.2.	Subject to clause 4.1, each Shareholder undertakes to abide by the provisions of the Constitution.

4.3.	The Company shall maintain a register of the Shares in issue and shall provide each Shareholder with a copy thereof on each occasion that Shares are issued and allotted to a Shareholder and/or a Transfer takes place. In addition, the Company shall issue paper share certificates to each Shareholder in respect of the Shares owned by it in accordance with the terms of this Agreement and Applicable Law.

4.4.	Subject to Applicable Law, the Shareholders undertake to take all such steps and do all such things as may be necessary to alter the Constitution so as to reflect, insofar as may be appropriate, the provisions of this Agreement and for this purpose each of the Shareholders gives the others its irrevocable power of attorney to take all such steps and do all such things and sign all such documents necessary to achieve the aforegoing.

5.	FUNDING

5.1.	Subject to clause 5.5 any funding required by the Group from time to time and approved by the Board will be obtained:

5.1.1.	from borrowing from outside sources to the extent practicable; or

5.1.2.	subject to the approval of the holders of at least [***]% ([***]per cent) of the issued Shares at such time, through a rights issue in terms of clause 5.6; or

5.1.3.	subject to unanimous agreement by the Shareholders, through Shareholder loan funding in terms of clause 5.7 or the offer of shares to third parties.

5.2.	Each Shareholder shall use its reasonable endeavours to procure funding for the Company from outside sources.

5.3.	Should more than 1 (one) Shareholder succeed in procuring the potential availability of funding from outside sources, the Company shall consider that funding which is subject to the most favourable commercial terms.

5.4.	No Shareholder will be required or obliged to provide any funding to the Company (save as contemplated in clause 5.5 or 5.7) or to issue any guarantee, suretyship or indemnity to third persons for the obligations of the Company.

5.5.	Funding Prior to Investment by the New Investor

5.5.1.	Until such time as the New Investor invests in the Company pursuant to the provisions of clause 3.4.2 then unless the Board decides otherwise Orkid shall provide Shareholder loan funding to the Company on the terms set out in clause 5.5.2 below as follows:

5.5.1.1.	The aggregate of such funding will not exceed USD[***] ([***]) (the “Threshold”) and once such Threshold has been met the provisions of clause 5.1 shall apply to any additional funding required by the Company;

5.5.1.2.	The funding will take place in two tranches in line with the current budget of the Company:

5.5.1.2.1.	US$[***] by not later than the 10th (tenth) Business Day after the Effective Date; and

5.5.1.2.2.	US$[***] by not later than the later of: (a) the 3rd (third) Business Day after the Company has notified Orkid in writing that all of the funding provided to the Company pursuant to clause 5.5.1.2.1 has been spent; and (b) the first Business Day of July 2014. The Company shall notify Orkid in writing as and when any increments of US$[***] or more of the funding provided to the Company pursuant to clause 5.5.1.2.1 has been spent by it.

5.5.2.	The loans made to the Company by Orkid (the “Orkid Loans”) will be in US dollars and will bear simple interest at Libor at the relevant point in time plus a margin provided that, notwithstanding anything to the contrary contained herein, Orkid will not be required to grant the Orkid Loans to the Company at an interest rate which is more favourable to the Company than the interest rate which applies to the funding obtained by Orkid and/or SPM in order to enable Orkid to grant the Orkid Loans. The margin applicable to each Orkid Loan will be agreed by Orkid and the Company at the time that the Orkid Loan is advanced, provided that if Orkid and the Company cannot so agree, the market related margin will be determined by independent bankers. Such independent bankers will be agreed by Orkid and the Company, and failing agreement will be appointed by the Auditors. The independent bankers shall act as an expert and not as an arbitrator and the provisions of clause 1.18 shall apply, with such changes as are required by the context. Further, the Orkid Loans will be subject to the following terms:

5.5.2.1.	Interest will accrue daily from the date on which the relevant advance is made until the date of repayment of such loan. Interest will be calculated on the basis of a 360 (three hundred and sixty) day year for actual days elapsed.

5.5.2.2.	The Orkid Loans will be unsecured.

5.5.2.3.	The Orkid Loans will be subordinated to claims of all other creditors of the Company and shall only be repayable out of excess cash flow of the Company (determined after taking into account the future operational requirements of the Company) but shall be repaid prior to: (a) the repayment of any other Shareholder Loans; and (b) the declaration of any dividends or other distributions by the Company to its Shareholders (for the avoidance of doubt, “distributions” will not include any payments made to Lifezone under the KellTech Licence or the Service Agreement).

5.5.2.4.	As soon as the subscription proceeds payable by any New Investor in respect of the Relevant Shares subscribed for by it (the “Relevant Investment Proceeds”) are received by the Company that portion of the Orkid Loans which does not exceed the Relevant Investment Proceeds received by the Company at such point in time shall forthwith be repayable by the Company and the Relevant Investment Proceeds so received shall be used by the Company to forthwith repay such portion of the Orkid Loans;

5.5.2.5.	The Company will administer and keep records of all Shareholder Loans, and will advise all Shareholders of all amounts outstanding in respect of such loans on a quarterly basis.

5.5.2.6.	The Orkid Loans will in any event be repayable if:

5.5.2.6.1.	the Company is placed in liquidation or under a winding-up order, whether provisionally or finally, voluntarily or compulsorily;

5.5.2.6.2.	the Company takes any steps to be wound up or liquidated, whether provisionally or finally and whether compulsorily or voluntarily;

5.5.2.6.3.	the Company takes any steps to be deregistered or is deregistered;

5.5.2.6.4.	the Company enters into any compromise with its creditors generally, or offers to do so; or

5.5.2.6.5.	any final judgment or any final order made or given by any court of competent jurisdiction against the Company is not satisfied by the Company within 21 (twenty one) days after it becomes final.

5.5.3.	If the New Investor does not acquire any Relevant Shares during the Third Party Funding Period, then during the period commencing on the expiry of the Third Party Funding Period and terminating three months thereafter, Orkid shall have the option (capable of exercise by written notice to the Company) of converting USD[***] ([***]) of the Orkid Loans into 500 Shares (which following their issue will constitute approximately 33.33% (thirty three point thirty three percent) (the “Relevant Percentage”) of the entire issued Share capital of the Company on the assumption that no Shares have been issued by the Company prior to the issuance of such Shares) (the “Conversion Shares”) for a subscription price per share of at least US$[***] (the “Conversion Subscription Price”), which would result in aggregate subscription proceeds of at least USD[***] ([***]). If the Relevant Percentage constitutes a fraction of Shares, then the number of Conversion Shares to be issued will be rounded down to the nearest whole number. Assuming that no Shares are issued prior to the exercise of this option, Orkid will hold 66.667% of the Company’s issued Share capital after the exercise of this option. All of the Parties undertake to sign all documents, pass all resolutions and do all that is necessary to ensure, that on exercise of the abovementioned option, the option is implemented as expeditiously and efficiently as possible.

5.6.	Rights Issue and Financing for Lifezone under the Rights Issue

5.6.1.	If the Board decides at any time that borrowings from a bank or other outside sources are not in the best interests of the Company, or if the Company is unable to procure borrowings from a bank or other outside sources, within a reasonable time period taking into account the funding requirements of the Company, the Board may (subject to the Shareholder approval contemplated in clause 5.1.2 being obtained) propose a rights issue of Shares to the Shareholders in accordance with the following provisions (a “Rights Issue”).

5.6.2.	The price per Share in respect of any Rights Issue will be such price as is agreed by the Shareholders, and failing such agreement will be the Fair Market Value of the Company at such time (and prior to any subscriptions under the Rights Issue) divided by the total number of Shares in issue at such time.

5.6.3.	In the event that Lifezone wishes to take up its rights under a Rights Issue, it will be entitled upon written notice to whichever one of Orkid, the New Investor, if applicable, or its respective Transferee Affiliates (as the case may be) voted in favour of the Rights Issue as contemplated in clause 5.1.2 (the “Financing Shareholder”) by not later than the 5th (fifth) Business Day after the date upon which the Board proposes the Rights Issue to require the Financing Shareholder to make a loan (the “Lifezone Loan”) to it of such amount as it requires to enable it to subscribe for its Proportionate Interest of Shares offered under the Rights Issue (the “New Lifezone Shares”). For the avoidance of doubt any Shareholder that votes against the Rights Issue as contemplated in clause 5.1.2 shall not be required to lend and advance the Lifezone Loan to Lifezone. The Lifezone Loan will be made on the following basis:

5.6.3.1.	If both of Orkid and the New Investor or their respective Transferee Affiliates approves the Rights Issue as contemplated in clause 5.1.2, and as a consequence there is more than one Financing Shareholder then the Financing Shareholders will make such Lifezone Loan to Lifezone in proportion to their respective shareholdings at the time, provided that the Financing Shareholders shall be entitled (but not obliged) to agree between themselves to provide the Lifezone Loan in a proportion which is different from their respective shareholdings at the time.

5.6.3.2.	Lifezone will not be permitted to use such Lifezone Loan for any purpose other than to subscribe for the New Lifezone Shares pursuant to the Rights Issue.

5.6.3.3.	Each Lifezone Loan will be advanced directly to the Company by each relevant Financing Shareholder on behalf of Lifezone on or before the date on which the subscription monies in respect of the New Lifezone Shares are due.

5.6.3.4.	Each Lifezone Loan will be in US dollars and will bear simple interest at Libor at the relevant point in time plus a margin. The margin applicable to each Lifezone Loan will be agreed by Lifezone and the Financing Shareholder/s (the “Relevant Parties”) at the time that the Lifezone Loan is advanced, provided that if the Relevant Parties cannot so agree the market related margin will be determined by independent bankers. Such independent bankers will be agreed by the Relevant Parties, and failing agreement will be appointed by the Auditors. The independent bankers shall act as an expert and not as an arbitrator and the provisions of clause 1.18 shall apply, with such changes as are required by the context.

5.6.3.5.	Interest will accrue daily from the date on which the relevant advance is made until the date of repayment of such loan. Interest will be calculated on the basis of a 360 (three hundred and sixty) day year for actual days elapsed.

5.6.3.6.	Each Lifezone Loan will be secured by Lifezone granting a security interest over the relevant New Lifezone Shares, such security interest to be agreed by the Relevant Parties from time to time. Such security will permit Lifezone to vote the New Lifezone Shares and receive dividends in respect of such New Lifezone Shares prior to a default by Lifezone under these loan arrangements.

5.6.3.7.	Lifezone will not be permitted to sell, dispose of or additionally Encumber any of the Shares held by it or any interest in any of the Shares held by it until such time as all Lifezone Loans together with interest thereon have been repaid in full, provided that Lifezone will be permitted to sell such shares if the proceeds of the sale of such shares are first used to repay all Lifezone Loans.

5.6.3.8.	While any Lifezone Loan and the interest thereon remain outstanding, each Lifezone Loan will be repayable only out of (a) dividends or other distributions received from the Company, (b) payments made by the Company to Lifezone under the KellTech Licence or (c) the proceeds of any sale by Lifezone of its Shares (together, “Relevant Monies”). For the avoidance of doubt, Lifezone Loans will not be repayable out of monies received by Lifezone under the Service Agreement.

5.6.3.9.	Lifezone hereby irrevocably and unconditionally:

5.6.3.9.1.	instructs the Company that for so long as any Lifezone Loan and any interest accrued thereon remains outstanding the Company must pay any Relevant Monies directly to the Financing Shareholders pro rata to the principal amount outstanding in respect of all Lifezone Loans; and

5.6.3.9.2.	agrees that the payment made by the Company as contemplated in clause 5.6.3.9.1 shall discharge by way of set-off on a dollar for dollar basis the Company’s obligation to pay such Relevant Monies to Lifezone.

5.6.3.10.	Notwithstanding any other provisions of this Agreement but subject always to clause 5.6.3.7, the aggregate liability of Lifezone to repay any portion of the Lifezone Loans including interest thereon during a particular period shall not exceed the Relevant Monies arising during such period.

5.6.3.11.	For the avoidance of doubt, and notwithstanding any other provision of this Agreement but subject always to clause 5.6.3.7, to the extent that such Relevant Monies (other than the proceeds of any sale by Lifezone of its Shares) are insufficient to pay any amounts due under the Lifezone Loans (including interest thereon), Lifezone shall have no liability to make up the insufficiency and no recourse may be had against other assets of Lifezone and no liability in respect thereof shall attach to or be incurred by the shareholders, employees or directors of Lifezone.

5.6.3.12.	The Company will administer and keep records of all Lifezone Loans, will calculate the interest accruing on such loans, and will advise Lifezone and the Financing Shareholders of all amounts outstanding in respect of such loans on a quarterly basis.

5.6.3.13.	Lifezone will be entitled to repay such loans at any time.

5.6.3.14.	Each Lifezone Loan together with all interest accrued thereon will in any event be repayable if:

5.6.3.14.1.	Lifezone is placed in liquidation or under a winding-up order, whether provisionally or finally, voluntarily or compulsorily;

5.6.3.14.2.	Lifezone takes any steps to be wound up or liquidated, whether provisionally or finally and whether compulsorily or voluntarily;

5.6.3.14.3.	Lifezone takes any steps to be deregistered or is deregistered;

5.6.3.14.4.	Lifezone enters into any compromise with its creditors generally, or offers to do so; or

5.6.3.14.5.	any final judgment or any final order made or given by any court of competent jurisdiction against Lifezone is not satisfied by Lifezone within 21 (twenty one) days after it becomes final.

5.6.4.	To the extent that any Shareholder (including Lifezone) elects not to participate in a Rights Issue, then such Shareholder shall be deemed to consent to any dilution of its shareholding pursuant to the Rights Issue and acknowledges that any such dilution pursuant to the Rights Issue will not constitute unjust, inequitable or oppressive conduct on the part of any other Shareholder or by the Company.

5.6.5.	To the extent that any Shareholder does not wish to subscribe for its Proportionate Interest of Shares offered to it pursuant to the Rights Issue it shall notify the other Shareholders and the Company thereof in writing by not later than the 5th (fifth) Business Day after the date upon which the Board proposes the Rights Issue, in which case such Shares (the “Unaccepted Shares”) shall be deemed to have been offered to the other accepting Shareholders: (a) in proportion to their holdings of Shares immediately prior to the Rights Issue; or (b) if the accepting Shareholders agree between themselves to accept such deemed offer in any other proportion, in such agreed proportion. Such accepting Shareholders shall by way of written notice to the Company and the other Shareholders, by not later than the 5th (fifth) Business Day after the date upon which the deemed offer of the Unaccepted Shares was made to them, be entitled to accept such offer. If the deemed offer in respect of all of the Unaccepted Shares has not been accepted pursuant to the process contemplated above then subject to all of the Shareholders unanimously approving thereof in writing those Unaccepted Shares which have not been taken up may be offered to third parties on terms no more favourable than those under the Rights Offer.

5.6.6.	For the avoidance of doubt, if Orkid, the New Investor or their respective Transferee Affiliates approves the Rights Issue as contemplated in clause 5.1.2 then such Financing Shareholder will be obliged to advance the necessary Lifezone Loan to Lifezone under clause 5.6.3 regardless of whether or not it takes up its own rights under the Rights Issue.

5.6.7.	The provisions of this clause 5.6 shall be binding on each Financing Shareholder’s successors in title to whom such Financing Shareholder Transfers any of its Shares in terms of this Agreement but after the Lock-in Period this clause 5.6 shall only apply to such Financing Shareholder’s Transferee Affiliates.

5.7.	Shareholder Loan Funding

5.7.1.	In the event that the Shareholders unanimously approve that funding for the Company be obtained by way of loans made to the Company by one or more Shareholders (each a “Shareholder Loan”), then unless the Shareholders agree otherwise, such Shareholder Loans will be provided on the following basis:

5.7.1.1.	Shareholders will be obliged to make Shareholder Loans in proportion to their respective shareholdings at the time.

5.7.1.2.	Each Shareholder Loan will be advanced directly to the Company.

5.7.1.3.	Each Shareholder Loan will be in US dollars and will bear simple interest at Libor at the relevant point in time plus a margin. The margin applicable to each Shareholder Loan will be agreed by the Parties at the time that the Shareholder Loan is advanced, provided that if the Parties cannot so agree the market related margin will be determined by independent bankers. Such independent bankers will be agreed by the Parties and failing agreement will be appointed by the Auditors. The independent bankers shall act as an expert and not as an arbitrator and the provisions of clause 1.18 shall apply, with such changes as are required by the context.

5.7.1.4.	Interest will accrue daily from the date on which the relevant advance is made until the date of repayment of such loan. Interest will be calculated on the basis of a 360 (three hundred and sixty) day year for actual days elapsed.

5.7.1.5.	No Shareholder Loan will be secured.

5.7.1.6.	Each Shareholder Loan will be subordinated to claims of all other creditors of the Company and shall only be repayable out of excess cash flow of the Company (determined after taking into account the future operational requirements of the Company).

5.7.1.7.	The Company will administer and keep records of all Shareholder Loans, and will advise all Shareholders of all amounts outstanding in respect of such loans on a quarterly basis.

5.7.1.8.	Each Shareholder Loan will in any event be repayable if:

5.7.1.8.1.	The Company is placed in liquidation or under a winding-up order, whether provisionally or finally, voluntarily or compulsorily;

5.7.1.8.2.	The Company takes any steps to be wound up or liquidated, whether provisionally or finally and whether compulsorily or voluntarily;

5.7.1.8.3.	The Company takes any steps to be deregistered or is deregistered;

5.7.1.8.4.	The Company enters into any compromise with its creditors generally, or offers to do so; or

5.7.1.8.5.	any final judgment or any final order made or given by any court of competent jurisdiction against the Company is not satisfied by the Company within 21 (twenty one) days after it becomes final.

5.8.	Development Loan already provided by SPM

5.8.1.	The parties acknowledge that SPM: (a) has provided US$[***] to the Company; and (b) shall be entitled (but not obliged) to provide the Company with further funding prior to the Effective Date if the Company requires further funding prior to the Effective Date, which the Company has used/will use (as the case may be) to fund feasibility studies, test work, early works programmes and other Kelltechnology development expenses (the “Development Loan”).

5.8.2.	The Development Loan will bear interest at Libor (as defined in the KellTech Licence) plus 3% (nominal annual compounded quarterly).

5.8.3.	Further, the Development Loan will be subject to the following terms:

5.8.3.1.	Interest will accrue daily from the Signature Date until the date of repayment of such loan. Interest will be calculated on the basis of a 360 (three hundred and sixty) day year for actual days elapsed.

5.8.3.2.	The Development Loan will be unsecured.

5.8.3.3.	The Development Loan will be subordinated to claims of all other creditors of the Company and shall only be repayable out of excess cash flow of the Company (determined after taking into account the future operational requirements of the Company) but shall be repaid prior to: (a) the repayment of any other Shareholder Loans other than the Orkid Loans; and (b) the declaration of any dividends or other distributions by the Company to its Shareholders (for the avoidance of doubt, “distributions” will not include any payments made to Lifezone under the KellTech Licence or the Service Agreement).

5.8.3.4.	The Company will administer and keep records of the Development Loan, and will advise all Shareholders of all amounts outstanding in respect of such loan on a quarterly basis.

5.8.3.5.	The Development Loan will in any event be repayable if:

5.8.3.5.1.	the Company is placed in liquidation or under a winding-up order, whether provisionally or finally, voluntarily or compulsorily;

5.8.3.5.2.	the Company takes any steps to be wound up or liquidated, whether provisionally or finally and whether compulsorily or voluntarily;

5.8.3.5.3.	the Company takes any steps to be deregistered or is deregistered;

5.8.3.5.4.	the Company enters into any compromise with its creditors generally, or offers to do so; or

5.8.3.5.5.	any final judgment or any final order made or given by any court of competent jurisdiction against the Company is not satisfied by the Company within 21 (twenty one) days after it becomes final.

5.8.3.6.	SPM will be entitled, upon giving notice to the Company, to: cede and delegate all of its rights and/or obligations in respect of the Development Loan to Orkid or any other member of the SPM Group or any third party which becomes a Shareholder but does not form part of the SPM Group (and the provisions of clause 16 and any other provision of this Agreement prohibit the cession or delegation of the Development Loan shall not apply in respect of any such cession or delegation).

5.9.	Changes to calculations of interest on discontinuation of Libor

5.9.1.	Notwithstanding anything to the contrary contained in this Agreement, if Libor:

5.9.1.1.	ceases to exist;

5.9.1.2.	is discontinued or ceases to be published, permanently or indefinitely; or

5.9.1.3.	will be prohibited from being used or its use will be subject to restrictions or adverse consequences,

then all references to Libor in this Agreement will be deemed to be references to the Successor Rate, and if there is no Successor Rate, will be deemed to be references to the Alternative Rate.

5.9.2.	For this purpose:

5.9.2.1.	“Alternative Rate” means an interest rate agreed between the Parties, provided that if the Parties cannot so agree, then the most suitable interest rate will be determined by independent bankers, acting reasonably. Such independent bankers will be agreed to by the Parties, and failing agreement will be appointed by the auditors of the Company. The independent bankers shall act as an expert and not as an arbitrator.

5.9.2.2.	“Relevant Nominating Body” means (a) the New York Federal Reserve, or any central bank or other supervisory authority which is responsible for supervising the administration of Libor; or (b) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (A) the central bank for the currency to which Libor relates, (B) any central bank or other supervisory authority which is responsible for supervising the administration of Libor, or (C) a group of the aforementioned central banks or other supervisory authorities.

5.9.2.3.	“Successor Rate” means a successor to or replacement of Libor which is formally recommended by the Relevant Nominating Body, which at the date of this Agreement is the Secured Overnight Financing Rate (SOFR) published by the Federal Reserve Bank of New York daily at 8am (New York time).

6.	DIVIDENDS

6.1.	Subject to the terms of this Agreement and Applicable Law, the dividend policy of the Company shall be to declare and pay not less than [***]% of its profits after tax having regard to the needs, expenditure and requirements (including working capital requirements) of the Group to its Shareholders, which dividend –

6.1.1.	shall be paid as soon as practically possible after its declaration; and

6.1.2.	shall be declared within 30 days of its half year and financial year.

6.2.	Notwithstanding the provisions of clause 6.1 above, no dividend shall be declared or paid until such time as all Shareholders’ Loans (together with all interest accrued on such funding) has been repaid in full unless the Shareholders who have provided such funding agree otherwise in writing.

7.	GOVERNANCE AND MANAGEMENT OF THE COMPANY

7.1.	Board of Directors

7.1.1.	Appointment of Directors

7.1.1.1.	Subject to Applicable Law, for so long as it is a Shareholder, each Shareholder shall be entitled, by written notice to the Company, to appoint:

7.1.1.1.1.	1 (one) Director, if the Shares held by such Shareholder constitute at least 10% (ten per cent) of the issued Share capital of the Company; and

7.1.1.1.2.	1 (one) Director in addition to the Director which it is entitled to appoint in terms of clause 7.1.1.1.1, if the Shares held by such Shareholder constitute at least 40% (forty per cent) of the issued Share capital of the Company.

7.1.1.2.	Each Shareholder shall be entitled, by written notice to the Company, to remove any Director appointed by that Shareholder and to replace such Director who is so removed or who ceases for any other reason other than pursuant to clause 7.1.10 to be a Director.

7.1.1.3.	Each Director appointed under this clause 7.1.1 shall have one vote together with such additional votes to which it may be entitled under clause 7.2.9.

7.1.2.	If so approved unanimously by the Shareholders, which approval shall not be unreasonably withheld, the Board shall, in accordance with the Constitution, be entitled to co-opt up to a maximum of 2 (two) outside Directors onto the Board as it considers appropriate and desirable for the benefit of the Company. Each such Director will have one vote only.

7.1.3.	In order to give effect to the appointment, removal and/or replacement of a director appointed by any particular Shareholder pursuant to clause 7.1.1 (the “Appointing Shareholder”) or co-opted by the Board pursuant to clause 7.1.2, each Shareholder hereby irrevocably and unconditionally:

7.1.3.1.	undertakes in favour of the Appointing Shareholder in the case of an appointment pursuant to clause 7.1.1 or the Board in the case of an appointment pursuant to clause 7.1.2 and agrees to take all such actions, do all such things, sign all such documents (including, without limitation, all notices and resolutions), attend any meeting and to vote all of its Shares in favour of any resolution at such meeting and/or sign to approve the passing of any written resolution to effect and/or ratify the election, appointment, removal and/or replacement of a director appointed the Appointing Shareholder in the case of an appointment pursuant to clause 7.1.1 when requested by the Appointing Shareholder to do so or the Board in the case of an appointment pursuant to clause 7.1.2 when requested by the Board to do so; and

7.1.3.2.	if any Shareholder fails to comply with any of its obligations set out in clause 7.1.3.1 then it appoints any other Shareholder as its proxy and attorney and agent in rem suam to give effect to the provisions of clause 7.1.3.1.

7.1.4.	The composition of the Board shall be reviewed annually in order to ensure that those persons who are eligible to serve on the Board for the forthcoming year confirm their availability to serve as members of the Board for that year. At least 2 (two) of the Directors shall be resident in Mauritius (the “Mauritian Resident Directors”).

7.1.5.	Any Director shall have the power to nominate another person to act as Alternate Director in his place during his absence or inability to act as such Director, and on such appointment being made, the Alternate Director shall, in all respects, be subject to the terms and conditions existing with reference to the other Directors. Notwithstanding the aforegoing, any nominee for the position of Alternate Director shall first be approved by the Board, which approval may not be withheld unreasonably.

7.1.6.	A person may be appointed as an Alternate Director to more than one Director. Where a person is an Alternate Director to more than one Director or where an Alternate Director is a Director, he shall have a separate vote on behalf of each Director he is representing in addition to his own vote, if any.

7.1.7.	The Alternate Directors, whilst acting in the place of the Directors who appointed them, shall exercise and discharge all the duties and functions of the Directors they represent.

7.1.8.	The appointment of an Alternate Director shall cease:

7.1.8.1.	on the happening of any event which, if he were a Director, would cause him to cease to hold office in terms of this Agreement as read with the Constitution;

7.1.8.2.	if the Director who appointed him ceases to be a Director, in accordance with clause 7.1.9; or

7.1.8.3.	if the Director who appointed him gives notice to the Company that the Alternate Director representing him shall have ceased to do so.

7.1.9.	Without prejudice to the Applicable Law regulating this issue, a Director shall cease to hold office as such if:

7.1.9.1.	he resigns as a Director;

7.1.9.2.	he is guilty of conduct justifying a summary dismissal according to law;

7.1.9.3.	he is guilty of conduct which is likely to bring himself or the Company into disrepute;

7.1.9.4.	he is convicted of an offence involving dishonesty;

7.1.9.5.	he is precluded in terms of any statute from holding office as a Director; or

7.1.9.6.	he is removed as a Director in accordance with 7.1.1.2.

7.1.10.	A Shareholder which Transfers: (a) all of its Shares shall remove any Directors it has appointed; or (b) that number of its Shares which reduces its Shareholding below the relevant Shareholding percentage contemplated in clause 7.1.1.1 which entitled it to appoint a particular Director/s to the Board shall remove such Director/s so appointed by it, without any claims for compensation for loss of office:

7.1.10.1.	if its Shares are acquired by other Shareholders, on payment in full of the purchase price by those purchasing Shareholders; or

7.1.10.2.	if its Shares are to be acquired by a third party, on or promptly following receipt of the purchase price for the Shares under any sale agreement with the third party,

and the Shareholder which appointed such Directors hereby indemnifies the Company if the Directors are not so removed. In order to give effect to the resignation of the Director concerned, the Shareholder which appointed such Director shall procure that the Director concerned shall irrevocably authorise the Auditors as its attorney and agent to sign all such documents and do all such things as are necessary or requisite so as to give effect to and implement such resignation.

7.2.	Meetings of Directors

7.2.1.	Directors Meetings shall be held bi-annually in Mauritius on at least 14 (fourteen) days’ notice, except where the Directors unanimously choose to hold a meeting on shorter notice. Meeting notices shall include an agenda setting out, in as much detail as possible, the matters for discussion. Notice shall be provided to each of the Directors via the method nominated by them, whether they are based in Mauritius or elsewhere.

7.2.2.	Any Director may, at any time, summon a Directors Meeting.

7.2.3.	Subject to Applicable Law, the quorum for Directors Meetings shall be at least 1 (one) Director appointed by each Shareholder and both Mauritian Resident Directors.

7.2.4.	If, within 30 (thirty) minutes from the time appointed for a Board meeting a quorum is not present, the original meeting shall stand adjourned to the next succeeding Business Day or such other day as the Directors unanimously agree (“the Adjourned Board Meeting”). If, at the Adjourned Board Meeting, a quorum is not present within 30 (thirty) minutes from the time appointed for the Adjourned Board Meeting, then the Directors present at such Adjourned Board Meeting shall constitute a quorum.

7.2.5.	A Board meeting shall continue to be quorate notwithstanding that any one or more persons, taken into account for the purposes of achieving the quorum, might thereafter cease to be present at the meeting.

7.2.6.	The Directors may convene a meeting by telephone, electronic or any other communication facilities which permit all persons participating in such meeting to communicate with each other simultaneously and instantaneously and a resolution passed by such a conference shall, provided such resolution is recorded in writing thereafter, notwithstanding that the Directors are not present together in one place at the time of the conference, be deemed to have been passed at a meeting of the Directors held on the day on which and at the time at which the conference was held.

7.2.7.	The chairman of the Board shall be rotated annually on the basis that each Shareholder shall be entitled to appoint a director appointed by it to the Board as chairman of the Board for 1 (one) Financial Year; in this regard, Lifezone shall appoint a director appointed by it to the Board as chairman of the Board for the first Financial Year, Orkid shall appoint a director appointed by it to the Board as chairman of the Board for the second Financial Year and if the New Investor is a Shareholder in the third Financial Year then it shall appoint a director appointed by it to the Board as chairman of the Board for the third Financial Year and so on. Neither the chairman nor any other member of the Board shall receive any compensation by reason of such membership. The chairman of the Board shall not have a casting vote.

7.2.8.	In the event of any Director/s being physically absent from the Directors Meeting, the Directors present at the meeting shall make a reasonable endeavour to ensure the participation in the meeting of those Directors not physically present for whatsoever reason by means of one of the methods described in clause 7.2.6, unless an Alternate Director to such absent Director is present at the meeting.

7.2.9.	Each Director appointed in accordance with clause 7.1.1 (or his Alternate Director), shall at Directors Meetings (and in respect of written Board resolutions) have as many additional votes as the number of Shares which the Shareholder who nominated him for appointment holds divided by the number of Directors appointed by that particular Shareholder who votes on that particular resolution.

7.2.10.	Subject to the provisions of clause 7.2.11, a resolution of the Board shall be validly passed if passed by an ordinary majority.

7.2.11.	If there is a deadlock at a Directors Meeting as to any resolution proposed, or if a resolution is approved by a majority of one or two votes only, the resolution in question shall fail. Accordingly, no resolution will be passed unless it is approved by in excess of at least three votes.

7.3.	The management of the Company shall be undertaken by the Board to the extent set out in this Agreement and the Constitution.

7.4.	Shareholders Meetings

7.4.1.	Subject to Applicable Law, the Shareholders shall meet as often as is required and in any event at least once in each calendar year within 6 (six) months following the end of the Financial Year to consider and approve:

7.4.1.1.	the financial statements of the Company for the previous Financial Year; and

7.4.1.2.	the Auditors’ report in respect of the previous Financial Year.

7.4.2.	Every Shareholder, for so long as it is a shareholder in the Company, shall be entitled to receive notice of a meeting of Shareholders, which notice shall contain, inter alia, the agenda for such meeting.

7.4.3.	Any Shareholder, for so long as it is a shareholder in the Company, or Director shall be entitled to call a meeting of Shareholders by giving notice to the Shareholders of not less than 14 (fourteen) Days.

7.4.4.	The quorum for a Shareholders meeting shall be all Shareholders at the time.

7.4.5.	Subject to Applicable Law, if, within 30 (thirty) minutes from the time appointed for a Shareholders meeting a quorum is not present, the original meeting shall stand adjourned to the same day in the next week, at the same time and place or, if that day is not a Business Day, to the next succeeding Business Day or such other day as the Shareholders unanimously agree (“the Adjourned Shareholders Meeting”). If, at the Adjourned Shareholders Meeting, a quorum is not present within 30 (thirty) minutes from the time appointed for the Adjourned Shareholders Meeting, then the Shareholders present at such Adjourned Shareholders Meeting shall constitute a quorum.

7.4.6.	A Shareholders meeting shall continue to be quorate notwithstanding that any one or more persons, taken into account for the purposes of achieving the quorum, might thereafter cease to be present at the meeting.

7.4.7.	The Shareholders may convene a Shareholders meeting by telephone, electronic or any other communication facilities which permit all persons participating in such meeting to communicate with each other simultaneously and instantaneously and a resolution passed by such a conference shall, provided such resolution is recorded in writing thereafter, notwithstanding that the Shareholders are not present together in one place at the time of the conference, be deemed to have been passed at a meeting of the Shareholders held on the day on which and at the time at which the conference was held.

7.4.8.	The chairman of the Board shall serve as chairman of Shareholders meetings. The chairman of Shareholders meetings shall not have a casting vote.

7.4.9.	The chairman of the Shareholders meeting shall procure that minutes are kept of such meeting.

7.4.10.	Each Shareholder shall have the right by notice to the Company to appoint a permanent or temporary proxy to attend, speak at and vote at meetings on its behalf.

7.4.11.	At any meeting, each Shareholder shall be entitled to one vote for each Share that such Shareholder holds.

7.4.12.	Resolutions of Shareholders (other than resolutions requiring a greater majority in terms of this Agreement or in terms of Mauritian law), in order to be of force and effect, must be approved by at least 50.1% (fifty point one per cent) of the votes attached to the Shares.

7.4.13.	A resolution in writing by or on behalf of all Shareholders entitled to receive notice of a meeting of the Shareholders and vote on the matter the subject of the relevant resolution shall be as effective as if it had been passed at a meeting of the Shareholders duly convened and held, and may consist of several documents each executed by or on behalf of one or more Shareholders.

7.5.	Where any interaction between any Shareholders and/or Directors is required, such interaction shall take place:

7.5.1.	at a meeting held in Mauritius; or

7.5.2.	at a meeting wholly or partially convened by telephone, electronic or any other communication facilities which permit all persons participating in such meeting to communicate with each other simultaneously and instantaneously.

8.	KEYMAN INSURANCE

The Parties record and agree that it is the intention that, as soon as is reasonably possible after the Effective Date, the Company should obtain and maintain in full force and effect, for the exclusive benefit of the Company, key man insurance policies in respect of each of the Individuals of so much cover as the Board may from time to time decide is necessary and appropriate.

9.	COMPANY COVENANTS

The Company hereby agrees with each of the Shareholders that it shall:

9.1.	conduct its business with reasonable skill and care and in accordance with internationally recognised financial and business practices;

9.2.	maintain at all times a firm of independent accountants as Auditors; and

9.3.	obtain and maintain all insurances (if any) required by Mauritian law from time to time require.

10.	RESERVED MATTERS

10.1.	Save as expressly otherwise permitted in this Agreement or any Transaction Document, the Company shall not engage in, agree to, perform or undertake any of the following acts or matters, unless Shareholders holding at least 80% (eighty per cent) of the Shares approve:

10.1.1.	the undertaking of any new activities outside the business and purpose set out in clause 3.1.1 or other business undertaken by the Company hereafter with the requisite approval hereunder, other than ancillary matters related thereto;

10.1.2.	the entering into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Company’s income or profits are, or might be, shared with any other person;

10.1.3.	subject to clause 5.6, the increase, alteration, acquisition by the Company, repurchase by the Company or reduction of the issued and/or authorised share capital and/or share premium of the Company, including the allotment and issue of shares in the Company and/or any buy back or redemption of its own shares by the Company and/or buy in of shares in the Company by any other member of the Group;

10.1.4.	the issue of any long-term or convertible debentures;

10.1.5.	the transfer of any shares of any class in any of the Company’s subsidiaries to any person other than the Company;

10.1.6.	the incurring of long-term debts or any other material borrowing;

10.1.7.	save as contemplated in clause 5.5.2.4, the application of any subscription monies for any purpose other than funding the working capital requirements of the Group;

10.1.8.	seeking to dissolve, liquidate or wind-up the Company;

10.1.9.	entering into any transaction with any person other than in the ordinary course of business, on ordinary commercial terms and on the basis of arms’ length arrangements;

10.1.10.	instituting or defending any legal proceedings, other than those:

10.1.10.1.	arising in the ordinary course of business; or

10.1.10.2.	contemplated in clause 26;

10.1.11.	changing the Financial Year;

10.1.12.	changing the dividend policy of the Company;

10.1.13.	amending any of the Transaction Documents, save in respect of the amending of the Constitution in accordance with clause 4;

10.1.14.	the issue of guarantees or suretyships or indemnities of any unusual nature;

10.1.15.	the creation and modification of mortgages, liens or other charges on the Company’s assets;

10.1.16.	the taking over or acquisition of the whole or a substantial part of the business of any other person or any merger or amalgamation with other companies or with any other business which would constitute a material transaction for the Company having regard to its assets and the business conducted by it;

10.1.17.	discontinuance or suspension of any of the material business activities of the Company;

10.1.18.	the making of any loan to any third party (other than the making of loans to any other member of the Group for purposes of funding their respective working capital requirements) other than in the ordinary course of business of the Company;

10.1.19.	the establishment or implementation of or any changes in the Company’s financial policy (including but not limited to payments to Shareholders) or accounting policies which might adversely affect one of the Shareholders;

10.1.20.	the conclusion and/or implementation of any transaction with any Shareholder or any person who Controls such Shareholder or any officer or director of the Company or any relative of any of the aforegoing or any created entity in which any of the aforegoing has an interest or which have an interest in the Shareholder;

10.1.21.	a compromise generally with the Company’s creditors;

10.1.22.	the incorporation or acquisition of a subsidiary of the Company;

10.1.23.	the appointment, dismissal and/or determination and/or increase of the remuneration of the managerial level of employees of the Company;

10.1.24.	the payment of any management fees by the Company to any third party;

10.1.25.	the construction of any plants intended to treat third party Concentrate. The protection contained in this clause 10.1.25 shall cease to be of any force and effect upon any Entity (which is not a direct or indirect shareholder of SPM on the Signature Date) acquiring more than 50% of SPM’s issued share capital after the Signature Date;

10.1.26.	the conclusion of financial or suspensive sale contracts, or contracts binding the Company to any on-going financial commitments over and above any provision made for the same in the then current budget or business plan of the Company, or any of the aforegoing insofar as it concerns a member of the Group.

10.2.	Each of the Parties hereby undertakes and agrees that such amendments shall be made to this Agreement and/or the other Transaction Documents as may be necessary from time to time to comply with Applicable Law, the FSC or any other rules and regulations applicable to the Company.

11.	INTELLECTUAL PROPERTY RESERVED MATTERS

11.1.	Save as expressly contemplated in this Agreement, and for so long as Lifezone is the holder of at least 20% (twenty per cent) of the Shares, no member of the Group shall engage in, agree to, perform or undertake any of the following acts or matters without the prior written consent of Lifezone (which consent may be granted or withheld in Lifezone’s absolute discretion):

11.1.1.	the conclusion or amendment of any agreement providing for:

11.1.1.1.	the disposal, cessation, assignment or licensing of all or any part of the Group’s intellectual property; and/or

11.1.1.2.	the disposal, cessation, assignment or sub licensing of all or any part of the Intellectual Property other than as contemplated in the KellTech Licence or the KTSA Licence or the Kellplant Licence;

11.1.2.	the commencement of any steps to register or otherwise claim ownership of any intellectual property which falls or which may fall within the scope of the KellTech Licence or the KTSA Licence or the KellPlant Licence;

11.1.3.	subject to clause 28 (Confidentiality), and in particular clause 28.2.1, which clause shall override, and prevail over, the provisions of this clause 11.1.3 if there is any conflict between the provisions of that clause and the provisions of this clause 11.1.3, any decision to disclose to any third party any confidential information in relation to the Intellectual Property;

11.1.4.	the entry into any agreement or arrangement, the taking of any steps or the omission to take any action in each case which is likely to materially and adversely affect the Intellectual Property and the ability of the Company to use and benefit from the Intellectual Property;

11.1.5.	the undertaking or permitting of any merger, consolidation or reorganisation or transforming the Company into any other type of Entity;

11.1.6.	selling or otherwise disposing of the whole or a substantial part of the business, or the whole or a substantial part of the assets or undertaking, of the Company; and

11.1.7.	the sale or other disposal of any material asset of the Company (including but not limited to the goodwill of the Company and/or any of its intangible assets other than in the ordinary course of business.

12.	PARTY UNDERTAKINGS

Each Party undertakes to use all reasonable efforts:

12.1.	to procure that the Company obtains and maintain all relevant licenses, authorisations and approvals relating to the Company and its proposed purpose;

12.2.	to procure that the Company is managed in a manner such that it is lawfully and properly not subject to Taxes in any jurisdiction other than Mauritius, including, without limitation, that:

12.2.1.	the effective management of the Company is in Mauritius and not in any other jurisdiction; and

12.2.2.	the Company will not have a permanent establishment in any jurisdiction other than Mauritius; and

12.3.	to procure that the Company keeps itself updated with all developments in respect of tax legislation or practice applicable to the it and notifies the Shareholders if it becomes aware of any such development which (in its reasonable opinion) is, or is reasonably likely to be, of material relevance to the Company or any Shareholder in its capacity as such.

13.	FINANCIAL AND OTHER INFORMATION

13.1.	Without prejudice to a Shareholder’s rights under the law of Mauritius, any Shareholder shall be entitled to carry out a review of the affairs of the Company at its own cost and, provided that the relevant Shareholder gives the Company reasonable written notice, the Company shall make available all its books and records for this purpose and the Shareholder and/or the Shareholder’s accountant shall be entitled to attend at the Company’s premises for the purpose of carrying out such review; provided that attendances and inspections undertaken by or on behalf of the Shareholder pursuant to this clause 13.1 shall be carried out during normal business hours and in such a manner as not to interfere with the operations of the Company.

13.2.	Each Shareholder shall be entitled to receive, and the Company shall promptly deliver, upon written request, the following:

13.2.1.	copies of any Transaction Document;

13.2.2.	such information as the Company shall be required to provide to the Shareholders pursuant to any Applicable Law; and

13.2.3.	such additional information that a Shareholder may reasonably request, at such Shareholder’s cost, including any information relating to anti-money laundering matters and details of the internal procedures and controls established for the purposes of preventing the Company from becoming an instrument for money laundering, fraud or other corrupt or illegal purposes or practices.

14.	LOCK IN

14.1.	None of Lifezone, Orkid or the New Investor will be permitted to dispose of any of its Shares in the Lock-in Period unless:

14.1.1.	It does so with the prior written consent of each of the others;

14.1.2.	It does so to a Transferee Affiliate in accordance with the provisions of clause 15; or

14.1.3.	It is required to do so in accordance with: (a) clause 17, or (b) the provisions of the security documents contemplated in clause 5.6.3.

15.	TRANSFERS OF SHARES – GENERAL

15.1.	Subject to Applicable Law, each of the Shareholders undertakes to the other Shareholders that it will not (either directly or indirectly) sell, transfer, assign or exchange or otherwise dispose of all or any part of the Shares held by it (a “Transfer”) otherwise than in accordance with the provisions of this clause 15, clause 16 and/or clause 17 and the Company shall refuse to register or give effect to any Transfer made in contravention of this clause 15, clause 16 and/or clause 17, as applicable.

15.2.	Notwithstanding clause 15.1, any Shareholder shall be entitled to Transfer any of the Shares held by it to a Transferee Affiliate and shall notify the Board in writing of such proposed transfer at least 10 (ten) Business Days prior to it taking place.

15.3.	A Transferee Affiliate’s acquisition of Shares shall be conditional on the Transferee Affiliate providing an undertaking to the Company that it shall remain a Transferee Affiliate of the Transferring Shareholder for as long as it holds such Shares and any breach of this undertaking shall constitute an event contemplated in clause 17.1.8. If the deemed offer resulting therefrom does not result in the Transferee Affiliate disposing of its Shares pursuant to clause 17, the Transferee Affiliate shall, within 30 (thirty) days of the relevant Shares failing to be Disposed in terms of clause 17, Transfer all Shares held by it back to the Shareholder from which the Shares were Transferred and if the Transferee Affiliate fails to Transfer all Shares held by it back to the Shareholder from which the Shares were Transferred then such failure shall constitute a breach of a material term of this Agreement.

15.4.	Any Transfer in terms of clause 15.2 shall not take place unless:

15.4.1.	the Transferee Affiliate has signed a Deed of Adherence; and

15.4.2.	the transferring Shareholder has undertaken, in writing, to the other Shareholders and the Company, that it shall guarantee the performance by the Transferee Affiliate of all of its obligations in terms of the Transaction Documents to the extent that such transferring Shareholder is a party to the Transaction Documents.

15.5.	The Parties acknowledge that no Transfer, whether voluntary or involuntary, shall be made or shall be valid or effective:

15.5.1.	if such Transfer would cause a material violation by any Party of any applicable law or regulation;

15.5.2.	if such Transfer would cause the Company to cease to be a private company limited by shares or to dissolve or otherwise to change its status;

15.5.3.	if such Transfer would cause the Company to be subject to material additional obligations or material additional liabilities,

and the Company may require any Shareholder seeking to Transfer its Shares, at such Shareholder’s own cost, to provide a legal opinion addressed to the Company confirming that such Transfer will not cause any of the results described above.

15.6.	No Transfer shall be valid or effective until:

15.6.1.	such Transfer has been recorded in the register of members of the Company, in respect of which the principles set out in clauses 3.3.4 and 3.3.5 shall apply mutatis mutandis; and

15.6.2.	the relevant transferee shall have entered into a Deed of Adherence.

15.7.	The Parties undertake to comply with the Applicable Law in respect of any Transfer of Shares.

15.8.	Subject to clause 16.13, any Shareholder seeking to Transfer its Shares shall pay all expenses, including legal fees, reasonably incurred by the Company in connection therewith.

15.9.	Each Shareholder acknowledges that it may not Transfer any Shares if such Transfer would result in a violation of any laws or regulations applicable to such Transfer, and may not Transfer any of the securities comprised in the Shares other than as Shares and in accordance with the Agreement, and that any Transfer of Shares or the securities comprised therein in contravention of the above provisions shall be null and void and of no force whatsoever, shall not be registered in the records of the Company, and the Company shall not recognise such Transfers as being binding on it. The Company may request any person intending to become a Shareholder, and at such person’s own cost, to provide a legal opinion addressed to the Company confirming such person’s compliance with the requirements of this clause 15.9.

16.	TRANSFERS OF SHARES – PRE-EMPTIVE RIGHTS

16.1.	Unless otherwise agreed in writing by all of the Shareholders, a Shareholder may Transfer the Shares held by it only in terms of this clause 16 and any other provision of this Agreement specifically providing for the Transfer of Shares, and only if in one and the same transaction, it likewise disposes of a portion of its Claims on loan account pro rata to the number of Shares being Transferred. Accordingly, all references in this clause 16, clause 24 and any other provision of this Agreement relating to the Transfer by a Shareholder of its Shares shall, unless the context otherwise requires, be deemed to apply also to the pro rata portion of the Claims on loan account of the holder of such Shares.

16.2.	A Shareholder (“Disposer”) shall only be entitled to Transfer that number of its Shares which comprise: (a) not less than [***]% ([***]per cent) of the entire issued Share capital of the Company, if such Disposer owns Shares comprising [***]% ([***]per cent) or more of the entire issued Share capital of the Company at such point in time; or (b) all (but not some) of its Shares, if such Disposer owns Shares comprising less than [***]% ([***]per cent) of the entire issued Share capital of the Company at such point in time, (the “Offered Shares”) and should it wish to do so, the Disposer shall offer such Shares by notice in writing to the remaining Shareholders (“the Other Shareholders”) pro rata to their respective Proportionate Interests (“First Shareholder Offer”) stating –

16.2.1.	the number of Shares being offered and the price, sounding in money in US Dollars (and, for the avoidance of doubt, Shareholders can only dispose of their Shares for cash in US Dollars), at, and the terms and conditions upon which, the Disposer proposes to sell the Shares; and

16.2.2.	the name of the proposed transferee (“the Proposed Transferee”) to whom the Disposer intends selling the Offered Shares and its ultimate beneficial owner, and including a copy of an offer received from the Proposed Transferee, which offer must be unconditional, firm and final, not be subject to the conduct of any due diligence and may be subject only to the usual regulatory approvals (including shareholder approval if required by the rules of any recognised stock exchange).

16.3.	The First Shareholder Offer shall be capable of acceptance by the Other Shareholders giving written notice to that effect to the Disposer (“Other Shareholders Written Notice”) prior to the expiry of 45 (forty five) days after receipt of the First Shareholder Offer (“Offer Period”) which acceptance shall be subject to the proviso that such acceptance will only be valid if no Surplus Shares (as defined in clause 16.4.2) remain following the application of clause 16.4. The Other Shareholders Written Notice may include an Additional Acceptance referred to in clause 16.4.1, which Additional Acceptance will become relevant if there are any Surplus Shares.

16.4.	If:

16.4.1.	any Other Shareholder/s (“Surplus Offeree/s”) accepts the entire First Shareholder Offer made to it and in such acceptance also accepts to any extent (“Additional Acceptance”) the First Shareholder Offer made to any other Other Shareholders referred to in clause 16.4.2; and

16.4.2.	any other Other Shareholders do not accept the First Shareholder Offer in respect of certain of the Shares that had been offered (“Surplus Shares”),

then the Surplus Shares shall be deemed, on the expiry of the Offer Period, to have been offered to the Surplus Offeree/s, with the proportion of Surplus Shares deemed to have been offered to each Surplus Offeree being the same proportion as exists between the number of Shares held by each Surplus Offeree and the total number of Shares held by all such Surplus Offerees, as at the First Shareholder Offer and shall (subject to there being Surplus Shares available following the application of clause 16.4) to the extent of their Additional Acceptances be deemed to have been accepted by the Surplus Offeree/s. If, after the deemed offer and acceptance, there remain any Surplus Shares in respect of which the First Shareholder Offer has not been deemed to be accepted, then the deemed offer and acceptance provided for in this clause 16.4 shall be repeated as many times as is necessary to ensure that either there are no Surplus Shares in respect of which the First Shareholder Offer has not been accepted (in which case all of the Shares contemplated in the First Shareholder Offer will be Transferred to the relevant Other Shareholder/s) or there is no remaining Additional Acceptance which could (in terms of this clause 16.4) result in Surplus Shares being sold to a Surplus Offeree, and, at this juncture, there are Surplus Shares, whichever occurs sooner. The Disposer shall give written notice of the circumstances referred to in clauses 16.4.1 and 16.4.2 to all the Other Shareholders.

16.5.	If, following the application of clause 16.4, there remain Surplus Shares in respect of which the First Shareholder Offer has not been accepted, none of the Shares contemplated in the First Shareholder Offer shall be sold to the Other Shareholders and, accordingly, no such offer will be deemed to have been accepted by any of the Surplus Offerees and, furthermore, all of the Shares contemplated in the First Shareholder Offer shall constitute Remaining Offered Shares (as defined in clause 16.6).

16.6.	If after the application of clauses 16.2, 16.3 and 16.4, the Shares Offered pursuant to the First Shareholder Offer are not purchased (the “Remaining Offered Shares”), and thus clause 16.5 has been applied, the Disposer shall (subject to the provisions of clause 24) be entitled within a further period of 30 (thirty) days, but not thereafter, without again making an offer to the Other Shareholders in terms of clause 16.2, dispose of all (but not some) of the Remaining Offered Shares to the Proposed Transferee only, at a price per Share not lower than the price per Share contemplated in the First Shareholder Offer and on terms not more favourable to the Proposed Transferee. For the avoidance of doubt, Remaining Offered Shares shall constitute all of the Shares contemplated in the First Shareholder Offer.

16.7.	The fact that the Disposer gives any third party customary warranties relating to the Shares (excluding any profit warranty) shall not by itself constitute terms more favourable than those given to the Other Shareholders who will not be given any warranties (other than that the Disposer will be the sole registered and beneficial owner of the relevant Shares and will be entitled to give free and unencumbered title thereof to the Other Shareholders), and the Parties agree that the giving of any warranties to a third party shall not serve as a method of permitting the third party to pay a lower purchase price to frustrate the pre-emption.

16.8.	If the First Shareholder Offer is accepted in writing by any of the Other Shareholders (“Accepting Shareholders”) then, if any one of the Accepting Shareholders breaches their obligations pursuant to the sale resulting from the acceptance of the Offer (“Breaching Shareholder”) then the Disposer shall be entitled to cancel the sale between itself and the Breaching Shareholder by notice in writing to the Breaching Shareholder within 3 (three) Business Days of becoming aware of the relevant breach and the provisions of clauses 16.4 and 16.6 shall apply mutatis mutandis to the Shares which were to be acquired by the Breaching Shareholder and, if, following the applications of clause 16.4, any Shares contemplated in the First Shareholder Offer have not been sold to a Surplus Offeree, the provisions of clauses 16.6 and 16.7 shall apply.

16.9.	If, whilst an Offer is pending in terms of clause 16.2, the provisions of clause 17.1 become operative in respect of those Shares so offered, then at the election of the Other Shareholders holding more than [***]% ([***]per cent) of the Shares excluding the Shares forming the subject of the First Shareholder Offer (which election shall be made in writing and delivered to the Offeror within 48 (forty-eight) hours after the provisions of clause 17.1 become operative), the First Shareholder Offer in terms of clause 16.2 shall be deemed to be withdrawn and substituted with the deemed offer in terms of clause 17.

16.10.	Subject to clause 16.11, Transfer of any Shares acquired in terms of this clause 16 shall be given to the Entity so acquiring them against receipt of payment in full therefor and the principles set out in clauses 3.3.4 and 3.3.5 shall apply mutatis mutandis to such Transfer.

16.11.	Notwithstanding anything to the contrary herein contained, no Share shall be transferred to a non-Shareholder (including the heirs or beneficiaries of any Shareholder) unless:

16.11.1.	it meets the requirements of clauses 15.5; and

16.11.2.	it signs a Deed of Adherence.

16.12.	Any Disposer shall be entitled to stipulate as a condition of such sale that:

16.12.1.	the Disposer shall be released as a surety or guarantor or indemnitor on behalf of the Company, subject to the purchaser(s) of the Shares in question binding himself as surety or guarantor or indemnitor in his stead; or

16.12.2.	if the release contemplated in clause 16.12.1 cannot be achieved, or pending such release being implemented, the Disposer shall be indemnified by the purchaser of the Shares against any claims made against the Disposer by reason of such suretyship, guarantee or indemnity. Such purchaser shall be liable for any amount payable in terms hereof together with any Tax that may be payable thereon.

16.13.	The Transferee, in respect of any Shares acquired pursuant to this clause 16, shall pay any Tax arising as a result of the registration of the Shares payable thereon.

17.	DEEMED OFFERS

17.1.	Reference hereinafter to the “Offering Shareholder” shall mean:

17.1.1.	Lifezone:

17.1.1.1.	if at any time between the Addendum Date and the Commissioning Date Liddell and/or his wife [***] (together the “Liddells”) cease to hold in excess of [***]% of the issued ordinary shares in Lifezone;

17.1.1.2.	if at any time between the Addendum Date and the Commissioning Date, the Liddells, without the prior written consent of Orkid, such consent not to be unreasonably withheld or delayed or conditioned, transfer any share in Lifezone to any person other than:

(a)	a person who at the time of the proposed transaction is a Lifezone shareholder and has been a Lifezone shareholder for at least 12 months;

(b)	a person who at the time of the proposed transaction is a director of Lifezone or any company Controlled by Lifezone and has been a director of Lifezone or a director of any company Controlled by Lifezone for at least 12 months;

(c)	a person who at the time of the proposed transaction is a full time or part time employee or consultant of Lifezone or any company Controlled by Lifezone and has been a full time or part time employee or consultant of Lifezone or any company Controlled by Lifezone for at least 12 months; or

(d)	a person who at the time of the proposed transaction is a Lifezone Appointee for at least 12 months under any service agreement between Lifezone on the one hand and the Company or any company Controlled by the Company on the other;

(together, each an “Approved Person”);

17.1.1.3.	if at any time between the Addendum Date and the Commissioning Date, Lifezone, without the prior written consent of Orkid, such consent not to be unreasonably withheld or delayed or conditioned, issues any share in Lifezone to a person other than an Approved Person;

17.1.1.4.	For the avoidance of doubt, Orkid will be entitled to withhold its consent under clauses 17.1.1.2 and/ or 17.1.1.3 if the proposed transferee or issuee is a competitor of SPM and/or the Company;

17.1.1.5.	if at any time between the Signature Date and the Addendum Date, the Liddells cease to own in excess of [***]% of the issued ordinary shares of Lifezone;

17.1.2.	any Shareholder, other than Orkid or Lifezone, which ceases to be ultimately Controlled, directly or indirectly, by the person/s that Control it on the date upon which such Shareholder became a Shareholder.

17.1.3.	the provisional trustee or the provisional liquidator of any Shareholder who is provisionally sequestrated or provisionally liquidated;

17.1.4.	any Shareholder which is unable (or admits inability) to pay its debts generally as they fall due, or is (or admits to being) otherwise insolvent or stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, or proposes or seeks to make or makes a general assignment or any arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared or takes effect in respect of or affecting all or a material part of its indebtedness;

17.1.5.	any Shareholder, where the board of such Shareholder resolves to commence administration or business rescue proceedings;

17.1.6.	any Shareholder, where any provision of an agreement to which that Shareholder is party is cancelled or suspended (whether entirely, partially or conditionally) by any liquidator, business rescue practitioner, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of such company or any of its assets;

17.1.7.	any Shareholder which is a trust if it ceases to operate entirely for the benefit of one or more of those who are beneficiaries on the date when the trust first becomes a Shareholder; and

17.1.8.	any Shareholder who commits a breach of a material term of clauses 14, 15, 16, 18, 21 or 24 and fails to remedy same within 30 (thirty) days of the receipt of written notice from another Shareholder or the Company requiring such Shareholder to remedy the breach in question.

17.2.	As soon as an event contemplated in any one of clauses 17.1.1 to 17.1.8 occurs, the Offering Shareholder shall notify the Company thereof in writing.

17.3.	Within sixty (60) days after the occurrence of any event contemplated in clauses 17.1.1 to 17.1.8 the Company shall if so requested by any Shareholder by notice in writing to the Shareholders, compel the Offering Shareholder to offer its Shares to the other Shareholders (the “Remaining Shareholders”) at a price sounding in money in US Dollars being the agreed percentage (the “Relevant Percentage”) of the fair market value of the Offering Shareholder’s Shares (calculated as follows: the Fair Market Value shall be determined; and the fair market value of 1 (one) of the Offering Shareholder’s Shares shall be determined by dividing the Fair Market Value by the number of Shares in issue) and the Offering Shareholder’s Claims. The Relevant Percentage will be:

17.3.1.	if clauses 17.1.1 applies, [***]% ([***]per cent);

17.3.2.	if clause 17.1.8 applies as a result of Shareholder committing a material breach of clause 14 which is not remedied within the required period, [***]% ([***]per cent);

17.3.3.	if clause 17.1.8 applies as a result of Shareholder committing a material breach of clause 15, 16, 18, 21 or 24 which is not remedied within the required period, [***]% ([***]per cent);

17.3.4.	if any of clauses 17.1.2 to 17.1.7 applies, [***]% ([***] per cent).

17.4.	As soon as the price has been notified in writing to the Remaining Shareholders and the Offering Shareholder, the Offering Shareholder shall be deemed to have offered the Shares to the Remaining Shareholders (if more than one in proportions agreed among them or if not so agreed proportionately to their shareholding) at the price as agreed or determined. Such offer shall be open for acceptance thereafter for a period of 45 (forty five) days (the “Deemed Offer Period”).

17.5.	Any Shares held by the Offering Shareholder shall, during the Deemed Offer Period, cease to confer upon the Offering Shareholder the right to receive notice of, attend and vote at any Shareholders’ meeting, or to receive and vote on any proposed written resolution or to exercise any pre-emption or other right and such Shares shall not be counted in determining the total number of votes which may be cast at any such meeting or for the purposes of a written resolution of any Shareholders or in determining entitlements to pre-emption or other rights.

17.6.	The proportionate share of the purchase price so agreed or determined of each Remaining Shareholder who accepts the offer shall be payable by way of direct electronic funds transfer in immediately available funds immediately against delivery of the Shares in question in the manner contemplated in clause 16.10, or if any regulatory approvals are required, on the last regulatory approval having been obtained.

17.7.	Provided that in determining the purchase price payable for the Shares, account shall have been taken of the liabilities in respect of which the Offering Shareholder may have given the guarantees, suretyships and indemnities referred to below, each of the Remaining Shareholders who accepts the offer shall use his reasonable endeavours (subject to the provisos mutatis mutandis in clause 17.8) to procure the release of the Offering Shareholder pro rata (in the same ratio as the Shares so purchased by it in terms of this clause 17 bear to all the Shares held by the Offering Shareholder) from any liability which the Offering Shareholder may have under any guarantees, suretyships and indemnities which may have been given by the Offering Shareholder for the Company’s obligations. If in determining such price no such liability was taken into account, each of the Remaining Shareholders who accepts the offer shall use his reasonable endeavours to procure such release, on the same pro rata basis referred to above, only in respect of any liability arising after the acceptance of the deemed offer. Until the release as aforesaid is procured, each of the Remaining Shareholders who accepts the offer indemnifies the Offering Shareholder against any such liability, on the same pro rata basis referred to in clause 17.4.

17.8.	The Shares shall be delivered in transferable form to each of the Remaining Shareholders which have accepted the offer in clause 17.4 against payment of the purchase price and the principles set out in clauses 3.3.4 and 3.3.5 shall apply mutatis mutandis to such Transfer. If the Offering Shareholder does not deliver the Shares in transferable form on the due date any other Shareholder of the Company is irrevocably and in rem suam appointed as the attorney and agent of the Offering Shareholder to sign the necessary transfer forms and the Company will be entitled to cancel the Share certificate/s of the Offering Shareholder without the delivery of same being necessary.

17.9.	If the offer is not accepted in respect of the whole of any such Shares, the Offering Shareholder shall retain such Shares subject to the remaining provisions of this Agreement (and, for the avoidance of doubt, no Shares will be Transferred pursuant to this clause 17).

17.10.	The provisions of clauses 16.1, 16.3, 16.4, 16.8, 16.10 and 16.13 shall apply mutatis mutandis to this clause 17.

17.11.	As soon as reasonably possible after the issue or transfer of shares in Lifezone after the Addendum Date and before the Commissioning Date, Lifezone shall notify Orkid in writing of such change, including, for the avoidance of doubt, details of the acquirer of the relevant shares in Lifezone and what percentage of shares in Lifezone they constitute and (ii) in the event there was a transfer of shares in Lifezone, the details of the disposer of such shares.

18.	REFERRAL OF CORPORATE OPPORTUNITIES

18.1.	Subject to clause 14 (Improvements) of the KellTech Licence, each Shareholder (for so long as it remains a Shareholder) agrees that any opportunities in respect of Kelltechnology or the Intellectual Property or technology similar to Kelltechnology or which competes with Kelltechnology in any manner whatsoever within the Licensed Territory (each a “Subject Opportunity”), which come to the attention of any of the Shareholders or members of their Shareholder Group (“Related Entities”) shall be offered (and in respect of the Related Entities, the relevant Shareholder (as the case may be) shall procure that such offer is made) forthwith in writing (“Opportunity Notice”) in the first instance to the Board (with copies of the Opportunity Notice to each of the Shareholders) to consider.

18.2.	The Opportunity Notice shall be delivered by the relevant Shareholder (as the case may be) (the “Proposing Person”) and shall include all information (subject to compliance with all regulatory and contractual restrictions on disclosure, provided that the Proposing Person shall be obliged to use its reasonable endeavours to procure that any third party in whose favour such contractual restrictions operate consents to the Proposing Person furnishing the information contemplated in this clause 18) known by the Proposing Person in relation to the Subject Opportunity. The Proposing Person shall be entitled to request that appropriate confidentiality undertakings are signed prior to the delivery of the Opportunity Notice.

18.3.	The Shareholders shall procure that a Directors Meeting is held as soon as reasonably possible after receipt by the Board of the Opportunity Notice for purposes of considering whether the Company shall pursue the Subject Opportunity. The Directors of the relevant Party which sends the Opportunity Notice shall be obliged to recuse themselves from the Directors Meeting at which the Board decides whether to pursue the Subject Opportunity and for purposes of establishing if a quorum at such meeting such Directors shall be deemed to have been present at such Directors Meeting. The Board shall have 30 (thirty) days after receipt of the Opportunity Notice to notify the Proposing Person whether the Company shall pursue all, but not a part, of the Subject Opportunity (the “Acceptance Notice”).

18.4.	If:

18.4.1.	the Board delivers the Acceptance Notice within the aforementioned 30 (thirty) day period, the Proposing Person and the Related Entities shall not directly or indirectly pursue the Subject Opportunity and the Company shall be obliged to pursue the Subject Opportunity; or

18.4.2.	the Board does not deliver the Acceptance Notice to the Proposing Person within the aforementioned 30 (thirty) day period, the Proposing Person and/or the Related Entities shall be entitled to pursue the Subject Opportunity and such pursuit of the Subject Opportunity shall, in such circumstances, not constitute a breach of clause 21.

19.	SPM TO COMMIT SPM GROUP CONCENTRATE

19.1.1.	For so long as Orkid or a member of the SPM Group is a Shareholder holding at least 15% (fifteen per cent) of the Company’s entire issued Share capital, SPM agrees to enter into, or procure that the relevant member of the SPM Group (SPM or such relevant member being the “Relevant SPM Company”) enters into, an agreement (the “Relevant Agreement”) with KTSA or KellPlant on arm’s length terms for KTSA or KellPlant to process all Concentrate produced at Designated Mines to the fullest extent that KTSA or KellPlant has capacity to process such Concentrate, provided that it is Financially and Technically Feasible and Sensible for the SPM Group for such agreement to be entered into and provided further that: notwithstanding anything to the contrary contained in this Agreement or elsewhere, the Relevant SPM Company agrees to:

19.1.1.1.	the construction (and the funding structure related thereto) of any plant intended to treat Concentrate of any member of the SPM Group; and

19.1.1.2.	the principal design and operating parameters, and in particular the design capacity of any plant intended to treat Concentrate of any member of the SPM Group.

19.1.2.	in relation to agreements in which the Relevant SPM Company has agreed to commit such Concentrate to a third party for a fixed term as at the date hereof:

19.1.2.1.	the Relevant SPM Company will not be obliged to terminate such agreements before the expiry of such fixed term, but will be obliged to terminate such agreement at the first opportunity that it is able to do so under the applicable rules relating to such termination without being in breach of such rules (whether such rules are recorded in the relevant written contract or otherwise);

19.1.2.2.	the Relevant SPM Company will not voluntarily extend any fixed term or permit any fixed term to be extended save where the counterparty has a right to extend the fixed term as at the date of this agreement;

19.1.2.3.	the Relevant SPM Company will not after the date of this agreement voluntarily agree to amend the rules relating to termination of any such arrangements to the detriment of KTSA or KellPlant;

19.1.3.	Richtrau No 123 Proprietary Limited (“Richtrau”) is a party to an agreement dated 7 November 2012 (as amended by a first addendum thereto dated 7 November 2012 and a second addendum thereto dated 27 November 2012) between, inter alia, it and [***] (“[***]”) in terms of which Richtrau is obliged to commit the Concentrate produced pursuant to ore mined on the farm Magazynskraal 3 JQ to [***] and accordingly such Concentrate will never be available for processing by KTSA or KellPlant;

19.1.4.	in relation to other agreements which are not for a fixed term as at the date hereof, in which the Relevant SPM Company has agreed or will agree to commit Concentrate to a third party:

19.1.4.1.	the Relevant SPM Company will be obliged to terminate such agreement at the first opportunity that it is able to do so under the applicable rules relating to such termination without being in breach of such rules (whether such rules are recorded in the relevant written contract or otherwise);

19.1.4.2.	the Relevant SPM Company will not after the date of this agreement voluntarily agree to apply a fixed term to such arrangements and will not agree to amend the rules relating to termination of any such arrangements to the detriment of KTSA or KellPlant;

19.1.5.	the Relevant SPM Company will only be obliged to terminate arrangements to the extent that KTSA or KellPlant has undertaken that it will be able to process the relevant Concentrate as at the date of such termination and to this end the parties will procure that KTSA and KellPlant will keep SPM advised of its capacity to process Concentrate.

19.2.	The Relevant Agreement shall be subject to usual and customary terms and conditions in an agreement of such nature.

19.3.	The Relevant SPM Company shall not be obliged to terminate any agreements pursuant to which it has undertaken to commit such Concentrate to a third party until such time as the agreement to be entered into between the Relevant SPM Company and KTSA or Kellplant pursuant to clause 19.1.1 above has become unconditional in all respects save for any conditions contained therein requiring the Relevant SPM Company to terminate any agreements pursuant to which it has undertaken to commit such Concentrate to a third party.

19.4.	Subject to the terms and conditions of the Relevant Agreement, it is specifically agreed that any increases in recovered metals howsoever arising from the use of, or related in any way to, Kelltechnology or the process in respect thereof, shall accrue to the Relevant SPM Company.

20.	SPM GUARANTEE

20.1.	SPM hereby guarantees the obligations of Orkid and any Transferee Affiliate of Orkid which becomes a Shareholder in terms of this Agreement and SPM agrees that if any of the aforesaid Entities fails to pay or perform in full when due any of its obligations, SPM shall, upon written demand by the relevant Party so claiming payment or performance, immediately pay or perform the same to the extent that such performance or payment remains unperformed or unpaid by the aforesaid Entities when due and that in the case of any extension of time for payment or performance or renewal of any of such obligations, the same shall be promptly paid or performed to the extent that such performance or payment remains unperformed or unpaid by such aforesaid Entities when due in accordance with the terms of such extension or renewal.

20.2.	Such payment will be made without “benefice de discussion” under Article 2021 and following of the Civil Code and without “benefice de division” under Article 2026 and following of the Civil Code.

20.3.	For the avoidance of doubt and notwithstanding any other provision of this agreement to the contrary, the obligations of SPM under this clause are principal (and not accessory) obligations and nothing contained in this clause shall constitute a suretyship or “cautionnement”. SPM hereby expressly acknowledges and agrees that it is therefore precluded from raising as a defence, or otherwise, and from relying in any manner whatsoever on any of the exceptions which may from time to time be applicable to a surety or to a “cautionnement”.

20.4.	The guarantee under this clause is unconditional and irrevocable, and the liability of SPM in terms of this clause shall not, unless prohibited by law, be prejudiced, affected or diminished by any time or waiver granted to or composition with Orkid or any other person; the variation, compromise, renewal or release or refusal or neglect to perfect or enforce any rights, remedies or securities against Orkid or any other person; any variation of or extension of the due date for performance of any term of this agreement (with the intent that SPM’s obligations under this clause shall apply to such term as varied or in respect of the extended due date) or any increase, reduction, exchange, acceleration, renewal, surrender, release or loss of or failure to perfect any of Orkid’s obligations under this agreement or any non-presentment or non-observance of any formality in respect of any instruments; any change in the name or constitution of SPM, Orkid or any other person; any legal limitation, disability, incapacity or other circumstances relating to Orkid or any other person or any amendment or supplement to or variation of this agreement; the merger, amalgamation, absorption, liquidation or winding up of Orkid; the bankruptcy or insolvency of Orkid; the merger, amalgamation, absorption, liquidation or winding up of any Party; or the absence or deficiency of powers on the part of SPM to give guarantees or any irregularity in the exercise of such powers.

20.5.	Without prejudice to the provisions of clause 20.4, SPM expressly acknowledges that the other Parties are at liberty, upon notification to SPM, to release or discharge, or make any act or omission, the legal consequences of which is to release or discharge Orkid, or to enter into any composition or compound with, or promise to grant time or any other indulgence or forbearance to, or not to sue Orkid. SPM further expressly acknowledges and agrees that its obligations under this clause shall not be affected or impaired by any of the aforesaid acts of any other Party.

20.6.	This guarantee shall be enforceable against SPM notwithstanding any additional guarantee or security provided or to be provided by Orkid to the other Parties shall be, at the time when the proceedings are taken against SPM on this guarantee, outstanding or unrealisable or lost.

20.7.	SPM waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of the giving of any relief by way of injunction, interdict or order for specific performance or for the recovery of assets or revenue; and the issue of any process against its revenues or assets for the enforcement of a judgement or, in an action in rem for the arrest, detention or sale of any of its assets and revenues.

21.	RESTRAINT UNDERTAKING

21.1.	It is acknowledged and agreed by each Shareholder that by reason of:

21.1.1.	its association with the Company; and

21.1.2.	the opportunities which may be made available to the Shareholders following this Agreement becoming unconditional, each of the Shareholders will:

21.1.3.	acquire considerable know-how in and will learn of the Group’s techniques relating to all aspects of the Group’s businesses and activities;

21.1.4.	have access to the names of customers, suppliers, licensors, principals and agents with whom the Group does business;

21.1.5.	have the opportunity of forging personal links with customers, suppliers, licensors, employees and agents of the Group;

21.1.6.	generally have the opportunity of learning and acquiring the trade secrets, business connections and other confidential information pertaining to the Group’s businesses and affairs; and

21.1.7.	be in a position to cause the Group considerable financial loss should it choose to use its knowledge and expertise and contacts with business connections of the Group, either for its own account or in association with any other person, Entity or syndicate, or as a consultant to or shareholder or owner of any such Entity.

21.2.	Accordingly each of the Shareholders hereby agrees that for so long as it is a Shareholder and for a period of 24 (twenty four) months after the date upon which it ceases to be a Shareholder (the “Restraint Period”), it and every member of its Shareholder Group will honour and abide by the provisions of this clause 21.

21.3.	Each of the Shareholders shall not, at any time during the Restraint Period, whether as proprietor, partner, director, shareholder, member, employee, consultant, contractor, financier, agent, representative, assistant, trustee or beneficiary of a trust, Controller of any Entity or otherwise and whether for reward or not, directly or indirectly:

21.3.1.	carry on; or

21.3.2.	be interested or engaged in or concerned with or employed by any company, close corporation, firm, undertaking or concern which carries on,

in the Licensed Territory, any activity of whatsoever nature carried on in competition with (“Competitive Activity”) each and every business undertaking carried on by each of the members of the Group at the commencement of and from time to time during the Restraint Period, in the conduct of its business in the normal, ordinary and regular course, save that in respect of Orkid, SPM, any of Orkid’s Transferee Affiliates and/or any member of the SPM Group that becomes bound by the provisions of this Agreement (the “Relevant SPM Entities”) the business conducted by the Relevant SPM Entities as at the Effective Date shall not constitute Competitive Activity and the aforesaid definition of “Competitive Activity” shall, in respect of the Relevant SPM Entities, be limited to the Relevant SPM Entities licensing as licensor, having an equity interest in and/or owing any intellectual property which competes with Kelltechnology in the Licensed Territory during the Restraint Period (the “Protected Business”).

21.4.	Each of the Shareholders undertakes that it will not at any time during the Restraint Period and whether for reward or not, directly or indirectly:

21.4.1.	encourage or entice or incite or persuade or induce any senior employee of the Group to terminate his employment by the Group;

21.4.2.	furnish any information or advice (whether written or oral) to any employee to whom clause 21.4.1 applies or to any prospective employer of such employee or use any other means which are directly or indirectly designed, or in the ordinary course of events calculated, to result in any such employee terminating his employment by the Group and/or becoming employed by or directly or indirectly in any way interested in or associated with any other company, close corporation, firm, undertaking or concern, or attempt to do so.

21.5.	Each of the undertakings set out in this clause 21 (including those appearing in a single clause) is severable inter alia as to -

21.5.1.	nature of interest, act or activity;

21.5.2.	the categories of activity falling within the definition of Protected Business;

21.5.3.	the categories of activity falling within the definition of Competitive Activity;

21.5.4.	the individual magisterial districts within each country which falls within the Licensed Territory;

21.5.5.	each country falling within the definition of the Licensed Territory;

21.5.6.	each company falling within the definition of the Group;

21.5.7.	each month falling within the Restraint Period;

21.5.8.	each of the Shareholders,

and are acknowledged to be reasonably required for the protection of the Group and are generally fair and reasonable.

21.6.	Each of the Shareholders acknowledges that the Company will suffer financial harm and loss if it, any member of its Shareholder Group and/or any Entity Controlled by it breaches any provision of this clause 21. The restraint undertakings embodied in this clause 21 shall be enforceable at the instance of any one or more of the members of the Group and constitutes an irrevocable offer in favour of any member of the Group which is not a Party to this Agreement, which may be accepted by such member at any time by giving written notice to that effect to the Shareholder in question.

21.7.	SPM agrees to be bound by the provisions of this clause as if it were a “Shareholder”.

22.	REGULATORY AUTHORITY

Notwithstanding anything to contrary herein contained, if the approval of any regulatory authority (“Regulatory Authority”) is required to any transaction contemplated in this Agreement (including under the pre-emption clauses), the Parties shall co-operate with each other in order to present the necessary documentation to the relevant Regulatory Authority as soon as reasonably possible and to the extent that any time periods have been imposed in this Agreement for the completion of the particular transaction, which are inappropriate having regard to the time period permitted to the relevant Regulatory Authority to consider the matter, the time periods in question in this Agreement shall be extended sufficiently so as to enable the relevant Parties to be afforded a reasonable opportunity to obtain the necessary approval/s.

23.	RIGHT FOR POTENTIAL PURCHASER TO CONDUCT A DUE DILIGENCE

23.1.	No Shareholder which is in possession of confidential information relating to the Company, shall disclose such information to any potential purchaser of its Shares unless:

23.1.1.	such Shareholder is satisfied that the potential purchaser is a serious bona fide potential purchaser;

23.1.2.	each Shareholder provides its written consent to such disclosure (such consent to not to be unreasonably withheld); and

23.1.3.	the potential purchaser and each Shareholder signs an appropriate confidentiality agreement contemplated in clause 23.2.

23.2.	Any Entity which has a serious bona fide interest in purchasing Shares shall be entitled, at the request of a Shareholder, subject to such Entity signing a confidentiality agreement in favour of all of the Shareholders in a form approved by each Shareholder (acting reasonably), to:

23.2.1.	have access, but only at the premises of the Company (or elsewhere as determined by the Shareholders together), to appropriate documents of the Group if any, necessary for the potential purchaser to make an informed decision as to whether to purchase the Shares and at what price. Such potential purchaser shall not be entitled to make copies of the documents; and

23.2.2.	interview the managing director/chief executive officer (and any other employee of the Company agreed to in writing by the managing director/chief executive officer) but no other employees whatever without the written approval of all of the Shareholders.

23.3.	As soon as a Shareholder becomes aware of any breach of the aforesaid confidentiality agreement, it shall forthwith notify the other Shareholders and the Company thereof in writing and provide the other Shareholders and the Company with all information in its possession in respect of such breach.

24.	COME ALONG AND TAG ALONG

24.1.	Come Along

24.1.1.	If a bona fide third party and/or a party acting in concert with such third party (the “Potential Acquirer”) makes an offer or a series of inter-related offers to purchase all of the Shares on identical pro rata terms and provided that:

24.1.1.1.	During the Lock-in Period Shareholders holding not less than 80% (eighty per cent) of the issued ordinary shares of the Company; or

24.1.1.2.	After the Lock-in Period Shareholders holding not less than:

24.1.1.2.1.	53% (fifty three per cent) of the issued ordinary shares of the Company if there are more than 2 Shareholders

24.1.1.2.2.	75% (seventy five per cent) of the issued ordinary shares of the Company if: (a) there are only 2 Shareholders; (b) Orkid holds more than 53% (fifty three per cent) of the issued ordinary shares of the Company; (c) Orkid has been issued Conversion Shares pursuant to clause 5.5.3; and (d) ignoring the Conversion Shares issued to Orkid, Orkid would not have held more than 53% (fifty three per cent) of the issued ordinary shares of the Company.

wish to accept such offer in respect of their Shares (after first having complied with the relevant provisions of clause 16 and yet no sale between the Shareholders takes place in terms of clause 16) then the remaining Shareholders in the Company shall be obliged to accept the offer of the Potential Acquirer in respect of all their Shares.

24.1.2.	Each of the Shareholders irrevocably and in rem suam appoints any of the other Shareholders at the time as his attorney and agent to do all such things as may be necessary to comply with the provisions of this clause.

24.2.	Tag Along

24.2.1.	If any Shareholder/s (the “Accepting Shareholder/s”) receives an offer or a series of inter-related offers from the same bona fide third party and/or a party acting in concert with such third party which it wishes to accept, or makes an offer or a series of inter-related offers to the same third party and/or a party acting in concert with such third party, to sell Shares (whether directly or indirectly) which constitute in excess of 40% (forty per cent) of the issued share capital of the Company to such third party and/or a party acting in concert with such third party (the “Potential Purchaser”) then the Accepting Shareholder/s shall forthwith notify all of the other Shareholders (the “Other Shareholder”) thereof in writing (the “Notice”) and, after first having complied with the relevant provisions of clause 16 and yet no sale between the Shareholders takes place in terms of clause 16, the Other Shareholder shall have the right to elect (by way of written notice to the Accepting Shareholder/s by not later than the expiry of the 5th (fifth) day of the 30 (thirty) day period mentioned in clause 16.6) (the “Election Notice”) to require that the Potential Purchaser makes the same offer to acquire the same proportion of Other Shareholder’s Shares as it offered to acquire from the Accepting Shareholder/s on mutatis mutandis the same terms and conditions as those on which the Potential Purchaser wishes to (directly or indirectly) acquire the Accepting Shareholder/s’ Shares (“Reciprocal Offer”). If the Other Shareholder delivers the Election Notice in accordance with this clause 24.2.1 then the Accepting Shareholder/s undertakes in favour of the Other Shareholder, prior to selling in excess of 40% (forty per cent) of the issued share capital of the Company to the Potential Purchaser, to procure that the Other Shareholder receives a Reciprocal Offer. If the Other Shareholder exercises its election in terms of this clause 24.2.1, for the avoidance of doubt, it shall be required to take up all and not only part of the Reciprocal Offer.

24.2.2.	If the Other Shareholder does not timeously exercise its election contemplated in clause 24.2.1 then the Accepting Shareholder/s shall not be restricted, in any manner whatsoever, from disposing of its Shares (whether directly or indirectly) to the Potential Purchaser on terms and conditions which are not more favourable to it than the terms and conditions offered in the offer contemplated in clause 24.2.1.

24.2.3.	Each of the Shareholders irrevocably and in rem suam appoints any of the other Shareholders at the time as his attorney and agent to do all such things as may be necessary to comply with the provisions of this clause.

25.	FAIR MARKET VALUE

25.1.	The Parties record that and agree that whenever the Fair Market Value is required to be determined for the purposes of this Agreement, it shall be determined on the day of the occurrence of the relevant event.

25.2.	When the Fair Market Value is to be determined:

25.2.1.	the Parties shall meet by not later than 5 (five) Business Days after the occurrence of the relevant event and attempt to agree the Fair Market Value in writing, acting reasonably; and

25.2.2.	if the Parties: (a) fail to meet timeously in accordance with clause 25.2.1; or (b) meet timeously in accordance with clause 25.2.1 but fail to reach agreement on the Fair Market Value within 10 (ten) days of so meeting, then, in the case of either (a) or (b) occurring, any of the Parties shall be entitled to refer the matter to the Independent Valuers for determination. The Independent Valuers shall determine the Fair Market Value based on accepted market practices at the time. In so making such determination, the Independent Valuers shall act as experts and not arbitrators.

25.3.	The Parties shall use their reasonable endeavours to ensure that the process/es contemplated in 25.2.1 and, if applicable, 25.2.2 are completed expediently and shall provide the Independent Valuers and the other of them with all information and documentation required by the Independent Valuers in order to determine the Fair Market Value as soon as is reasonably possible after such matter has been referred to the Independent Valuers for determination.

25.4.	The Independent Valuers will be such independent and reputable intellectual property valuation practice group which is a CLP (Certified Licensing Professional) as may be agreed between the Parties, or failing agreement within 10 (ten) Business Days from the date of a request by any of them for such agreement, appointed by the chairman for the time being of Certified Licensing Professionals, Inc.. If that person fails or refuses to make the aforesaid appointment, any Party may approach the Mauritian courts to make such an appointment. To the extent necessary, the Parties agree that the Mauritian courts are expressly empowered to make such appointment.

26.	LEGAL PROCEEDINGS

Notwithstanding any other provisions of this Agreement, should any Shareholder deem it necessary that the Company institute or defend any action or legal proceedings or enforce any of the rights which the Company may have (“Action”) against any Shareholder or any member of a Shareholder Group or any Controller of any Shareholder or any member of a Shareholder Group, any of the Individuals or any Entity Controlled by any of the Individuals; any of the Directors; any member of the Group; and/or any director of any member of the Group (the “Defendant Group”) then such Shareholder shall refer the matter to a meeting of the Board. If the Board does not take such Action within 30 (thirty) days (or such shorter period as may be reasonable and necessitated by the circumstances) after the matter has been referred to it, then such Shareholder (the “Proposer”) shall, provided that the holders of a majority of the Shares (excluding those held by the Defendant Group) agree in writing, be authorised to take all such steps and sign all such documents as may be necessary to take such Action, and shall be authorised to determine and control the manner in which such Action is taken, on behalf of the Company; provided that -

26.1.	should the Company be ordered or agree in settlement to pay any amount (including any legal costs) as a result of taking such Action, then such Proposer shall refund to the Company the excess, if any, of such amount over the amount, if any, (including any legal costs) which becomes payable to the Company as a result of taking such Action; and

26.2.	such Proposer shall bear all legal costs associated with taking the Action, but should the Company have a court order or reasonable settlement granted in its favour in the circumstances then the Company shall refund to such Proposer the amount of all costs (including any legal costs) which such Proposer may have paid or incurred on behalf of the Company in taking such action.

27.	REPRESENTATIONS AND WARRANTIES

Each of the Parties represents and warrants as at the Signature Date, as at the Effective Date and as at the date upon which it becomes a Party to this Agreement:

27.1.	it is a company duly incorporated and in good standing under the laws of its jurisdiction of incorporation as set out on clause 1 of this Agreement;

27.2.	it has the corporate power, capacity and authority, and all licences, approvals and consents required by it to conduct its business as is contemplated to be carried on by this Agreement;

27.3.	each of the Transaction Documents to which it is a party has been duly authorised and executed by it and constitutes its valid and legally binding obligations, enforceable against it in accordance with its terms; and

27.4.	the execution and delivery of each of the Transaction Documents to which it is a party by it and the performance of its duties and obligations thereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement or any licence, permit or certificate, to which it is a party or by which it is bound, or require any authorisation or approval under or pursuant to any of the foregoing, or violate any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which breach, default, failure to obtain authorisation or violation would materially adversely impair its ability to carry out its obligations under the Transaction Documents.

28.	CONFIDENTIALITY

28.1.	Save as provided in this clause 28, each Party shall, and shall procure that its Affiliates and subsidiaries and their respective officers, directors, employees, agents, auditors and advisors shall, treat as confidential all information relating to any other Party or relating to their respective businesses that is of a confidential nature and which is obtained by that Party in terms of, or arising from the implementation of this Agreement, which may become known to it by virtue of being a Party (together, the “Protected Information”), and shall not reveal, disclose or authorise the disclosure of any such Protected Information to any third party or use (save for the permitted use of the Protected Information by the Company) such Protected Information for its own purpose or for any purposes.

28.2.	The obligations of confidentiality in clause 28.1 shall not apply in respect of the disclosure or use of such information in the following circumstances:

28.2.1.	in respect of disclosures of the Protected Information by the Company to a third party where such disclosure is made in the proper conduct of the business of the Company and such disclosure is made subject to a suitable written confidentiality undertaking signed by the third party protecting the confidential nature of the Protected Information;

28.2.2.	in respect of any information which is previously known by such Party (other than as a result of any breach or default by any Party or other person of any agreement by which such confidential information was obtained by such Party);

28.2.3.	in respect of any information which is in the public domain (other than as a result of any breach or default by any Party);

28.2.4.	any disclosure to any Party’s professional advisors, executive staff, board of directors or similar governing body who (i) such Party believes have a need to know such information, and (ii) are notified of the confidential nature of such information and are bound by a general duty of confidentiality in respect thereof materially similar to that set out herein;

28.2.5.	any disclosure required by law or by any court of competent jurisdiction or by any regulatory authority or by the rules or regulations of any stock exchange;

28.2.6.	any disclosure by a Shareholder to the effect that it is a shareholder in the Company;

28.2.7.	any disclosure made by a Shareholder made in accordance with that Shareholder’s proper pursuit of any legal remedy in respect of this Agreement;

28.2.8.	any disclosure by a Shareholder to its shareholders or members pursuant to any reporting obligations that Shareholder may have to its shareholders or members, provided that each such shareholder or member is notified of the confidential nature of such information and is bound by a general duty of confidentiality in respect thereof materially similar to that set out herein; or

28.2.9.	any disclosure made by the Company in accordance with clause 21.

28.3.	In the event that a Shareholder is required to disclose confidential information as contemplated in clause 28.2.5, such Shareholder will:

28.3.1.	advise any Party/ies in respect of whom such information relates (the “Relevant Party/ies”) in writing prior to disclosure, if possible;

28.3.2.	take such steps to limit the disclosure to the minimum extent required to satisfy such requirement and to the extent that it lawfully and reasonably can;

28.3.3.	afford the Relevant Party/ies a reasonable opportunity, if possible, to intervene in the proceedings;

28.3.4.	comply with the Relevant Party/ies’ reasonable requests as to the manner and terms of such disclosure; and

28.3.5.	notify the Relevant Party/ies of the recipient of, and the form and extent of, any such disclosure or announcement immediately after it was made.

28.4.	The Company may by notice in writing be entitled to demand the prompt return of the whole or any part of any confidential information supplied by or on behalf of the Company to any Shareholder, other than any confidential information which a Shareholder is entitled to retain pursuant to the terms of the Transaction Documents, and each Shareholder hereby undertakes to comply promptly with any such demand.

29.	BREACH

This clause is subject to the provisions of clause 3.8.

29.1.	Should any Party (the “Defaulting Party”) commit a breach of any of the provisions hereof, then any other Party (each an “Aggrieved Party”) shall, if it wishes to enforce its rights hereunder, be obliged to give the Defaulting Party 14 (fourteen) days written notice to remedy the breach. Subject to clause 29.2, if the Defaulting Party fails to comply with such notice, the Aggrieved Party shall not be entitled to cancel this Agreement (and in this regard the Parties agree that the cancellation of this Agreement in the event of a breach would be an inappropriate and insufficient remedy and that irreparable damage would occur if the provisions of this Agreement were not complied with) against the Defaulting Party but shall be entitled to claim damages and/or specific performance.

29.2.	If before the Effective Date, Orkid becomes aware that a breach of a warranty or covenant contained in clause 3.5, 3.6 and/or 3.7 has occurred (or would have occurred but for the suspension of this Agreement in terms of clause 2) then Orkid shall, provided that it has given written notice (the “Written Notice”) to Lifezone or Liddell (as the case may be) requiring it/him to remedy that breach within 14 (fourteen) days of the date of its/his receipt of the Written Notice (during which time period Orkid shall not be obliged to pay any amounts to Liddell and/or Lifezone under this Agreement) and Lifezone or Liddell (as the case may be) has failed to remedy that breach within that 14 (fourteen) day period, be entitled to cancel this Agreement (without penalty) prior to the Effective Date, without prejudice to Orkid’s right to claim damages, if any. Notwithstanding anything to the contrary contained in this Agreement if Orkid sends the Written Notice to Lifezone or Liddell (as the case may be) before 3 (three) Business Days after the fulfilment and/or waiver of the suspensive conditions in clause 2.1 (as the case may be) (the “Relevant Date”) and the notice period contemplated in the Written Notice expires after the Relevant Date then the Effective Date shall be 3 (three) Business Days after the date upon which the notice period contemplated in the Written Notice expires.

30.	NOTICES

30.1.	The Parties choose as their address for service for all purposes under this Agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature (including the exercise of any option), the following addresses:

30.1.1.	the Company:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

With copies to each of the Shareholders at their addresses specified pursuant to this clause 30.

30.1.2.	Lifezone:

Physical:	[***]

Postal:	[***]

Tel:	[***]

Email:	[***] and [***]

Attention:	[***] and [***]

With a copy to:	[***]

And to:	[***], [***], and [***]

30.1.3.	Orkid and SPM:

Physical:	[***]

Postal:	[***]

For the attention of:	[***]

With a copy to:	[***]

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

30.1.4.	Liddell:

Physical and postal:	[***]

With a copy to (physical and postal):	[***]

Email:	[***] with a copy to [***]

For the attention of:	[***]

30.2.	Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by fax but not by e-mail unless the relevant Party has specified an e-mail address in clause 30.1 above, in which case it shall be competent to give notice to such Party by way of e-mail.

30.3.	Any Party may by notice to any other Party change the physical address chosen as its address for service vis-à-vis that Party to another physical address the relevant jurisdiction or its fax number, provided that the change shall become effective vis-à-vis that addressee on the 10th (tenth) Business Day from the receipt of the notice by the addressee.

30.4.	Any notice to a Party:

30.4.1.	sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at an address chosen as its address for service to which post is delivered shall be deemed to have been received on the 7th (seventh) Business Day after posting (unless the contrary is proved);

30.4.2.	delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its address for service shall be deemed to have been received on the day of delivery; or

30.4.3.	sent by fax to its chosen fax number stipulated in clause 30.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved), provided that the sender has received a receipt indicating proper transmission.

30.5.	Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen address for service.

31.	GOVERNING LAWS

31.1.	This Agreement is governed by, and all disputes, claims, controversies, or disagreements of whatever nature arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, termination or enforceability, (a “Dispute”) shall be resolved in accordance with the laws of Mauritius.

31.2.	Notwithstanding anything to the contrary contained in clause 32, any Party shall be entitled to apply for any interdict (or any other matter that cannot be resolved pursuant to clause 32) to be heard by any competent court having jurisdiction.

32.	SETTLEMENT OF DISPUTES

32.1.	Amicable Settlement

If any Dispute arises between any of the Parties, they shall use all reasonable endeavours to resolve the matter amicably and in good faith. If one Party gives any other Party notice that a Dispute has arisen and the Parties are unable to resolve such Dispute within 30 (thirty) days of service of such notice, then such Dispute shall be referred to the respective chairmen or chief executives or other nominated senior representative of the Parties in dispute. No Party shall resort to arbitration against any other Party under this Agreement until at least 30 (thirty) days after such referral. This shall not affect a Party’s right to seek interim relief.

32.2.	Arbitration

32.2.1.	Unless provided for to the contrary in this Agreement, a Dispute which arises in regard to:

32.2.1.1.	the interpretation of;

32.2.1.2.	the carrying into effect of;

32.2.1.3.	any of the Parties’ rights and obligations arising from;

32.2.1.4.	the termination or purported termination of or arising from the termination of; or

32.2.1.5.	the rectification or proposed rectification of this Agreement, or out of or pursuant to this Agreement or on any matter which in terms of this Agreement requires agreement by the Parties, (other than where an interdict is sought or urgent relief may be obtained from a court of competent jurisdiction), and which is not resolved in accordance with clause 32.1, shall be submitted to and decided by arbitration under the rules of the London Court of International Arbitration (the “LCIA Rules”), and such rules are deemed to be incorporated by reference into this clause.

32.2.2.	The seat and place of arbitration shall be in Mauritius with only the Parties and their representatives present thereat.

32.2.3.	The Parties shall use their reasonable endeavours to procure the expeditious completion of the arbitration.

32.2.4.	Save as expressly provided in this Agreement to the contrary, the arbitration shall be subject to the arbitration legislation for the time being in force in Mauritius.

32.2.5.	There shall be one arbitrator who shall, if the question in issue is:

32.2.5.1.	primarily a legal matter, a practising senior counsel or, alternatively, a practising attorney of not less than 15 (fifteen) years’ experience as an attorney; or

32.2.5.2.	any other matter, a suitably qualified person.

32.2.6.	The appointment of the arbitrator shall be agreed upon by the Parties in writing or, failing agreement by the Parties within 10 (ten) Business Days after the arbitration has been demanded, at the request of any of the Parties shall be nominated by the LCIA Court in accordance with the LCIA Rules.

32.2.7.	The Parties shall keep the evidence in the arbitration proceedings and any order made by any arbitrator confidential unless otherwise contemplated herein.

32.2.8.	The arbitrator shall be obliged to give his award in writing fully supported by reasons.

32.2.9.	The provisions of this clause are severable from the rest of this Agreement and shall remain in effect even if this Agreement is terminated for any reason.

32.2.10.	The arbitrator shall have the power to give default judgment if any Party fails to make submissions on due date and/or fails to appear at the arbitration, which judgment the arbitrator shall be entitled to rescind on good cause shown in terms of the legal principles applicable to rescission of judgments.

33.	WHOLE AGREEMENT, NO AMENDMENT

33.1.	This Agreement and the other Transaction Documents together set out the entire understanding of all the Parties with respect to the subject matter hereof, and supersede and replace any other agreements and/or discussions, written or oral.

33.2.	No amendment or consensual cancellation of this Agreement or any provision or term thereof or of any agreement or other document issued or executed pursuant to or in terms of this Agreement and no settlement of any disputes arising under this Agreement and no extension of time, waiver, or relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this Agreement or of any agreement or other document issued pursuant to or in terms of this Agreement shall be binding unless recorded in a written document signed by the Parties (or in the case of an extension of time, waiver, relaxation or suspension, signed by the Party granting such extension, waiver, relaxation or suspension). Any such extension, waiver, relaxation or suspension which is so given or made shall be construed strictly as relating only to the matter in respect whereof it was made or given.

34.	FURTHER ASSURANCE

Each Party shall, at the reasonable request of any other Party, perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by any statute, ordinance, judicial decision, executive order, regulation, common law, rule, or by-law of any jurisdictions that is applicable to such Party in order to completely and punctually implement and/or give effect to this Agreement.

35.	COSTS

Each of the Parties shall bear its own legal, accountancy and other costs, charges and expenses in connection with the negotiation and execution of this Agreement.

36.	SEVERABILITY

Any provision in this Agreement which is or may become illegal, invalid or unenforceable in any jurisdiction affected by this Agreement shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be treated pro non scripto and severed from the balance of this Agreement, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

37.	THIRD PARTY RIGHTS

No part of this Agreement shall constitute an offer in favour of any person who is not a party to the Agreement capable of acceptance by any person who is not a party to the Agreement.

38.	NO CESSION AND ASSIGNMENT

Except as expressly provided in this Agreement which expressly states that cession, delegation or assignment may take place, no Party shall be entitled to cede, assign, transfer or delegate all or any of its rights, obligations and/or interest in, under or in terms of this Agreement to any third party without the prior written consent of the other Parties (which consent shall not be unreasonably withheld).

39.	EXECUTION IN COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party that signs its counterpart last in time.

40.	NO PARTNERSHIP / JOINT VENTURE

Nothing in this Agreement shall be construed so as to render the Parties or any of them a partnership, association or joint venture or as creating a partnership, association or joint venture.

Signed by the Parties on the following dates and at the following places respectively:

For:	LIFEZONE LIMITED

Signature:	/s/ [Illegible]
who warrants that he / she is duly authorised thereto
Name:	[***]
Date:	27 April 2022
Place:	[***]

For:	LIFEZONE SA VENTURES LIMITED

Signature:	/s/ [Illegible]
who warrants that he / she is duly authorised thereto
Name:	[***]
Date:	27 April 2022
Place:	[***]

For:	ORKID S.à r.l.

Signature:	/s/ Erich Clarke
who warrants that he / she is duly authorised thereto
Name:	Erich Clarke
Date:	27 April 2022
Place:	Guernsey

For:	SEDIBELO PLATINUM MINES LIMITED

Signature:	/s/ Erich Clarke
who warrants that he / she is duly authorised thereto
Name:	Erich Clarke
Date:	27 April 2022
Place:	Guernsey

Note: the representative of Sedibelo Platinum Mines Limited must write in his/her own handwriting the following:

“I confirm that I have read and approved clause 20 (SPM Guarantee) and that Sedibelo Platinum Mines Limited is good for the sums guaranteed under that clause.”

For:	KEITH [***] LIDDELL

Signature:	/s/ Keith Liddell
who warrants that he / she is duly authorised thereto
Name:	Keith Liddell
Date:	27 April 2022
Place:	[***]

Schedules and other similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Schedule 1 - Form of Deed of Adherence

[***]

Schedule 2 - The Respective Accounts

[***]

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29.	BREACH	73
30.	NOTICES	74
31.	GOVERNING LAWS	76
32.	SETTLEMENT OF DISPUTES	76
33.	WHOLE AGREEMENT, NO AMENDMENT	78
34.	FURTHER ASSURANCE	78
35.	COSTS	78
36.	SEVERABILITY	78
37.	THIRD PARTY RIGHTS	79
38.	NO CESSION AND ASSIGNMENT	79
39.	EXECUTION IN COUNTERPARTS	79
40.	NO PARTNERSHIP / JOINT VENTURE	79

Schedule 1 - Form of Deed of Adherence	82

Schedule 2 – The Respective Accounts	82

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